Exhibit 10.1

STOCK PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

THE STOCKHOLDERS OF
MOLECULAR INSIGHT PHARMACEUTICALS, INC.
(THE "STOCKHOLDERS")

MOLECULAR INSIGHT PHARMACEUTICALS, INC.
(THE "COMPANY")

PROGENICS PHARMACEUTICALS, INC.
(THE "BUYER")

AND

HIGHLAND CAPITAL MANAGEMENT, L.P.
(THE "STOCKHOLDERS REPRESENTATIVE")

January 16, 2013

Exhibit 10.1

TABLE OF CONTENTS
ARTICLE I DEFINITIONS		1
1.1	Definitions	1
1.2	Interpretation	13

ARTICLE II PURCHASE AND SALE AND ACQUISITION CONSIDERATION		13
2.1	Purchase and Sale	13
2.2	Closing	14
2.3	Company Closing Cash	14
2.4	Escrow Funds	15
2.5	Closing Payment	15
2.6	Milestone Payments	16
2.7	Milestone Records	17
2.8	Milestone Dispute Resolution.	18
2.9	Notice and Payment of Milestone Amounts.	18
2.10	Tax Matters; Transfer Taxes	20
2.11	Withholding	20
2.12	Rights Not Transferable	20

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY		20
3.1	Organization and Qualification	20
3.2	Authority; Enforceability	21
3.3	No Conflict	21
3.4	Required Filings and Consents	22
3.5	Capitalization	22
3.6	Intellectual Property.	23
3.7	Contracts	28
3.8	Compliance with Laws	30
3.9	Regulatory Compliance.	31
3.10	Clinical Studies	32
3.11	Financial Statements	32
3.12	Claims and Proceedings	33
3.13	No Finder	34
3.14	Absence of Certain Changes and Events	34
3.15	Foreign Corrupt Practices	35
3.16	Taxes	35
3.17	No Undisclosed Liabilities	36
3.18	Litigation	37
3.19	Interested Party Transactions	37
3.20	Labor Matters.	37
3.21	Employee Benefits.	38
3.22	Licenses, Permits and Registrations	41
3.23	Environmental Matters.	41
3.24	Insurance	43
3.25	Real Property.	43

Exhibit 10.1

3.26	Title to Tangible Property and Assets	44
3.27	Books and Records	44
3.28	Disclosure	44
3.29	Disclaimer	44

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS		45
4.1	Organization and Qualification	45
4.2	Ownership of the Shares	45
4.3	Authority; Enforceability	45
4.4	Noncontravention	46
4.5	Purchase Entirely for Own Account	46
4.6	Investment Experience	46
4.7	Disclosure of Information	46
4.8	Restricted Securities	46
4.9	Legends	46
4.10	Accredited Investor	47
4.11	No General Solicitation	47
4.12	Prohibited Transactions	47
4.13	No Finder	48

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE BUYER		48
5.1	Organization and Qualification	48
5.2	Authority Relative to this Agreement	48
5.3	No Conflict	48
5.4	Required Filings and Consents	49
5.5	Claims and Proceedings	49
5.6	No Finder	49
5.7	Valid Issuance of Shares; Reservation of Shares	49

ARTICLE VI COVENANTS RELATING TO THE CONDUCT OF THE BUSINESS		49
6.1	Access and Information	49
6.2	Conduct of Business	49
6.3	No Shop.	52
6.4	Commercially Reasonable Efforts	52
6.5	Notification.	52
6.6	Termination of 401(k) Plan	53

ARTICLE VII CONDITIONS TO CLOSING		53
7.1	Conditions to the Obligations of Buyer	53
7.2	Conditions to the Obligations of the Company and Stockholders	56

ARTICLE VIII ADDITIONAL COVENANTS		56
8.1	Further Assurances	56
8.2	Public Announcements	57
8.3	Confidentiality	57
8.4	Expenses	57
8.5	Regulatory Filing	57

Exhibit 10.1

8.6	Tax Matters	57
8.7	Audited Financial Statements	58

ARTICLE IX SURVIVAL; INDEMNIFICATION		59
9.1	Survival.	59
9.2	Indemnification by Stockholders	59
9.3	Indemnification by Buyer	60
9.4	Notice of Claims.	60
9.5	Limitation of Claims.	62
9.6	Objections to Claims	63
9.7	Resolution of Conflicts	64
9.8	Survival of Indemnification Claims	64
9.9	Tax Effect of Indemnification Payments	64
9.10	Tax Benefits	64
9.11	Insurance	64
9.12	Indemnification Not Affected by Investigation	64
9.13	Special Damages	64

ARTICLE X TERMINATION		65
10.1	Termination Prior to Closing	65
10.2	Effect of Termination Prior to Closing	65

ARTICLE XI GENERAL		66
11.1	Notices	66
11.2	Assignment; Binding Effect	67
11.3	No Third Party Beneficiaries	67
11.4	Incorporation of Exhibits	67
11.5	Governing Law and Arbitration	68
11.6	Headings; Interpretation	68
11.7	Counterparts; Facsimiles	69
11.8	Entire Agreement	69
11.9	Specific Enforcement	69
11.10	Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies	69
11.11	Expenses	69
11.12	Stockholders Representative	69
11.13	Certain Information	72

Exhibit 10.1

COMPANY DISCLOSURE SCHEDULE
Schedule A:	STOCKHOLDERS

Schedule B:	COMPANY NOTES

Schedule C:	COMPANY WARRANTS

Exhibit A:	AZEDRA PROGRAM PATENTS

Exhibit B:	IMAGING (MIP-1404) PROGRAM PATENTS

Exhibit C:	THERAPEUTIC (MIP-1095) PROGRAM PATENTS

Exhibit D:	RUBIN AND RUDMAN LLP OPINION LETTER

Exhibit E:	REGULATORY ASSETS

Exhibit F:	CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF THE COMPANY

Exhibit 10.1

STOCK PURCHASE AND SALE AGREEMENT
THIS STOCK PURCHASE AND SALE AGREEMENT is made and entered into as of January 16, 2013 (the "Effective Date"), by and among each of the Stockholders listed on Schedule A attached hereto (each individually, a "Stockholder" and collectively, the "Stockholders"), Molecular Insight Pharmaceuticals, Inc., a Delaware corporation duly organized under law (the "Company"), Progenics Pharmaceuticals, Inc., a Delaware corporation duly organized under law (the "Buyer"), and Highland Capital Management, L.P., as stockholders' representative (the "Stockholders Representative").  The Buyer, Company, the Stockholders Representative and Stockholders are sometimes individually referred to as a "Party", and collectively, as the "Parties".
RECITALS:
All of the issued and outstanding shares of common stock, par value $0.0001 per share, of the Company (the "Company Common Stock") are held by the Stockholders listed on Schedule A attached hereto and made a part hereof, and no other capital stock, equity securities or debt securities of the Company are issued and outstanding;
The Stockholders desire to sell, and the Buyer desires to purchase, all of the issued and outstanding shares of the Company Common Stock, for the consideration and on the terms and conditions set forth in this Agreement (collectively, the "Acquisition"); and
Immediately prior to the Closing (as hereinafter defined), (i) the Molecular Insight Pharmaceuticals, Inc. 2012 Phantom Equity Appreciation Incentive Compensation Plan (the "Incentive Compensation Plan") shall be terminated, (ii) all participants in the Incentive Compensation Plan shall agree and acknowledge that their awards under the Incentive Compensation Plan are terminated without any payment in respect thereof and will not survive the Closing, and (iii) all treasury shares held by the Company shall be cancelled.
NOW, THEREFORE, in consideration of the herein premises, agreements, promises, representations, warranties and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby expressly acknowledged, accepted and agreed to, the Parties, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
1.1      Definitions. As used herein, the following terms have the following meanings:

(1)            "Affiliate" means with respect to a Party, any Person that controls, is controlled by, or is under common control with such Party.  For purposes of this Section 1.1(1), "control" shall refer to direct or indirect ownership of fifty (50%) percent or more of the stock or shares having the right to vote for the election of directors of such Person.

(2)            "Agreement" means this Stock Purchase and Sale Agreement.
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

(3)            "Azedra Product(s)" means any therapeutic product containing or comprising any Azedra Program Compound, including Ultratrace iobenguane I 131, whether or not as the sole active ingredient and in any dosage, form or formulation.

(4)            "Azedra Program" means the Company's therapeutic program for the treatment of malignant pheochromocytoma, pediatric neuroblastoma and carcinoid cancers with Ultratrace iobenguane I 131.

(5)            "Azedra Program Compound" means:  (a) Ultratrace iobenguane I 131; (b) any compound claimed generically or specifically or otherwise covered in any of the Azedra Program Patents, including intermediates; and (c) any derivative of any compound described in clause (a) or (b) above, whether existing on the Closing Date or generated or synthesized by or on behalf of the Buyer after the Closing.

(6)            "Azedra Program Know-How" means Know-How related to the Azedra Program and not already included in the Azedra Program Patents, which Know-How is Controlled by the Company immediately prior to the Closing.

(7)            "Azedra Program Patents" means inventions, applications, and patents set forth in Exhibit A annexed hereto and made a part hereof and any and all applications filed in any country based thereon, including applications in countries other than the country of priority filing under the provisions of any international convention; any and all patents, including reissues and extensions thereof, obtained in any country upon said inventions; any and all continuing applications, including divisional, continuation and continuation-in-part applications; any substitute applications; all prior applications disclosing said inventions to which the present application claims priority; and to any other applications claiming the benefit of said prior applications.

(8)            "Azedra Program Technology" means the Azedra Program Patents and the Azedra Program Know-How.

(9)            "Business Day" means any day other than a Saturday, Sunday or a day on which banks in New York, New York are obligated by applicable Law or executive Order to close or are otherwise generally closed.

(10)            "Buyer Board" means the board of directors of the Buyer.

(11)            "Buyer Common Stock" means the Buyer's common stock, with a par value of $0.0013 per share.

(12)            "Buyer Stock Certificates" means the certificates issued by the Buyer to the Stockholders for their respective Pro Rata Shares of the Buyer's Common Stock constituting the Closing Stock Payment.

(13)            "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time and any successor thereto.

(14)            "Company Board" means the board of directors of the Company.
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

(15)            "Company Bylaws" means the Bylaws of the Company adopted by the Company Board as of May 12, 2011, as currently in effect.

(16)            "Company Capital Stock" means the Company Common Stock and the Company Series A Preferred Stock, collectively.

(17)            "Company Cash Liabilities" means (i) the Company's total Liabilities payable in cash as of the Closing Date (including an amount equal to all accounts payable and accrued Liabilities of the Company as of the Closing Date calculated in accordance with GAAP), plus (ii) the amount of all Transaction Expenses, plus (iii) the amount of all employee severance expenses [*], plus (iv) the amount of all termination fees and expenses [*], plus (v) all costs, fees and expenses of BDO USA, LLP and [*] to prepare the financial statements referred to in Section 8.7 hereof.

(18)            "Company Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on May 29, 2011, as currently in effect.

(19)            "Company Data" means all data contained in any databases of the Company (including any Trade Secrets and Personal Data) and all other information and data compilations used by, or necessary to the business of, the Company.

(20)            "Company Financing Documents" means (i) that certain Investors' Rights Agreement dated as of May 20, 2011, by and among the Company and the other parties thereto, and (ii) that certain Stockholders' Agreement dated as of May 20, 2011, by and among the Company and the other parties thereto.

(21)            "Company IP" means all Intellectual Property in which the Company has (or purports to have) an ownership interest or an exclusive license or similar exclusive right in any field or territory.

(22)            "Company IT Systems" means all information technology and computer systems relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information, whether or not in electronic format, used in or necessary to the conduct of the business of the Company.

(23)            "Company Notes" means those certain notes or amounts owed (as set forth in Schedule B attached hereto) under that certain Credit Agreement dated as of May 20, 2011, by and among the Company, [*], as administrative agent, and the lenders named therein (the "Credit Agreement").

(24)            "Company Series A Preferred Stock" means Series A convertible preferred stock, par value $0.0001 per share, of the Company.

(25)            "Company Warrants" means those certain Warrants to Purchase Series A Convertible Preferred Stock set forth in Schedule C attached hereto.
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

(26)            "Contract" means any contract, arrangement, agreement, purchase order, license, sublicense, lease, note, bond, indenture, mortgage, undertaking or other binding commitment, instrument or obligation, whether oral or written.

(27)            "Control" or "Controlled" means with respect to any Know-How or any Intellectual Property, possession by a Person of the ability (whether by ownership, license, covenant not to sue or otherwise) to grant access to, to grant use of, or to grant a license or a sublicense or other right of or under such Know-How or Intellectual Property without violating the terms of any agreement or other arrangement with any Third Party.

(28)            "Damages" means all damages, losses, charges, Liabilities, payments, judgments, settlements, assessments, deficiencies, Taxes, interest, penalties, and costs and expenses (including removal costs, remediation costs, closure costs, fines, penalties and expenses of investigation and ongoing monitoring, reasonable attorneys' fees, other professional and experts' fees, and out of pocket disbursements).

(29)            "EMA" means the European Medicines Agency or any successor agency thereof performing similar functions.

(30)            "Environmental Laws" means any applicable federal, state, provincial, local and foreign Law (including common law), treaty, judicial decision, regulation, rule, Order, Permit or governmental restriction or requirement or any agreement or Contract with any Governmental Authorities, relating to human health and safety, the indoor or outdoor environment, Hazardous Substances, waste management, natural resources, or pollution.

(31)            "Environmental Permits" means all Permits issued by Governmental Authorities as required under Environmental Laws for the Company to conduct its business and operations.

(32)            "Escrow Agent" means [*].

(33)            "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(34)            "Fair Market Value" means, in respect of shares of Buyer Common Stock, the average of the closing prices of a share of Buyer Common Stock on The NASDAQ Capital Market over [*].

(35)            "FDA" means the Food and Drug Administration of the United States Department of Health and Human Services or any successor agency thereof performing similar functions.

(36)            "First Commercial Sale" means the first legal sale anywhere in the world for monetary value for end use or consumption but shall not include the use in a clinical trial or the distribution of free samples.

(37)            "Fiscal Year" means the annual period used from time to time by the Company for accounting purposes.

(38)            "GAAP" means United States generally accepted accounting principles.
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

(39)            "Governmental Authorities" means all agencies, authorities, bodies, boards, commissions, courts, tribunals, arbitrators, instrumentalities, legislatures and offices of any nature whatsoever of any government or political subdivision, any stock exchange or similar self-regulatory organization or any quasi-governmental or private body exercising any regulatory, Taxing or other governmental or quasi-governmental authority, in each case, whether supranational, national, foreign, federal, state, provincial, county, district, municipality, city or otherwise, including any Regulatory Authority.

(40)            "Hazardous Substance" means any material, chemical, emission or substance that has been designated by any Government Authority to be radioactive, toxic, hazardous, a pollutant, a contaminant, or otherwise a danger to health, reproduction or the environment.

(41)            "Imaging (MIP-1404) Program" means the Company's molecular imaging radiopharmaceutical product candidate for imaging [*].

(42)            "Imaging (MIP-1404) Program Compound" means:  [*] and any related precursors or intermediates.

(43)            "Imaging (MIP-1404) Program Know-How" means Know-How related to the Imaging (MIP-1404) Program and not already included in the Imaging (MIP-1404) Program Patents, which Know-How is Controlled by the Company immediately prior to the Closing.

(44)            "Imaging (MIP-1404) Program Patents" means inventions, applications, and patents set forth in Exhibit B annexed hereto and made a part hereof and any and all applications filed in any country based thereon, including applications in countries other than the country of priority filing under the provisions of the international convention; any and all patents, including reissues and extensions thereof, obtained in any country upon said inventions; any and all continuing applications, including divisional, continuation and continuation-in-part applications; any substitute applications; all prior applications disclosing said inventions to which the present application claims priority; and to any other applications claiming the benefit of said prior applications.

(45)            Imaging (MIP-1404) Product means any product containing the Imaging (MIP-1404) Program Compound whether or not as the sole active ingredient, and in any dosage, form or formulation, for the detection of [*].

(46)            "Imaging (MIP-1404) Program Technology" means the Imaging (MIP-1404) Program Patents and the Imaging (MIP-1404) Program Know-How.

(47)            "IND" means an Investigational New Drug Application filed with the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations (or its successor regulation), or the equivalent application or filing filed with any equivalent agency or Governmental Authority outside the United States of America (including any supra-national agency such as the EMA), and all supplements, amendments, variations, extensions and renewals thereof that may be filed with respect to the foregoing.
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

(48)            "Intellectual Property" means, collectively: (a) all United States and non-United States registered, unregistered and pending: (i) Marks; (ii) copyrights (including those in computer software), and all registrations and applications therefor; and (iii) Patents; and (b) all: (i) computer software; (ii) Trade Secrets and other Know-How; (iii) websites and webpages and related items, and all intellectual property and proprietary rights incorporated therein; and (iv) other intellectual property and proprietary rights, including, but not limited to, rights of publicity, privacy, moral rights and rights of attribution.

(49)            "IRS" means the United States Internal Revenue Service.

(50)            "Know-How" means inventions (whether or not patentable), invention disclosures, processes, methods, algorithms and formulae, know-how, trade secrets, technology, information, knowledge, practices, formulas, instructions, skills, techniques, technical data, designs, drawings, computer programs, apparatus, results of experiments, test data, including pharmacological, toxicological and clinical data, analytical and quality control data, manufacturing data and descriptions, market data, devices, assays, chemical formulations, notes of experiments, specifications, compositions of matter, physical, chemical and biological materials and compounds, whether in intangible, tangible, written, electronic or other form.

(51)            "Knowledge" means:  (a) with respect to the Company, the knowledge of a particular fact, circumstance, event or other matter of (1) [*]. and [*], (2) with respect to Section 3.6 (Intellectual Property), [*] and, with respect to Section 3.11 (Financial Statements), [*] (collectively, the "Company Representatives"), and (b) with respect to Buyer, the actual knowledge of a particular fact, circumstance, event or other matter of the Buyer's [*], [*] or [*].  Any Company Representative will, in the absence of countervailing facts, be presumed to have knowledge of a particular fact, circumstance, event or other matter if:  (i) such fact, circumstance, event or other matter is conspicuously reflected in one or more documents (whether written or electronic, including electronic mails sent to or by such Company Representative) in, or that have been in, the possession of such Company Representative, including his or her personal files or (ii) such fact, circumstance, event or other matter is conspicuously reflected in one or more documents (whether written or electronic) contained in books and records of such Company Representative.

(52)            "Laws" mean any statute, law, ordinance, regulation, rule, code, Order, other requirement or rule of law enacted, issued, promulgated, enforced or entered by a Governmental Authority.

(53)            "Liability" means any direct or indirect indebtedness, liability, assessment, expense, claim, loss, damage, deficiency, obligation, Tax or responsibility, known or unknown, disputed or undisputed, joint or several, vested or unvested, executory or not, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, determinable or undeterminable, accrued or unaccrued, absolute or not, actual or potential, contingent or otherwise (including any liability under any guarantees, letters of credit, performance credits or with respect to insurance loss accruals), whenever or however arising (including, whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by GAAP to be reflected in financial statements or disclosed in the notes thereto.
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

(54)            "Licensees" means all Persons who acquire license rights from the Buyer or any of its Affiliates as a direct licensor or sub-licensor in or to any of the Program Assets and, in respect of any assignment, conveyance, or transfer under Section 2.9.3, all Persons who acquire license rights from Surviving Persons and Affiliates thereof as a direct licensor or sub-licensor in or to any of the Program Assets.

(55)            "Lien" means with respect to any property or asset, any mortgage, deed of trust, security interest, lease, agreement, lien, pledge, charge, claim, equitable interest, right-of-way, easement, encroachment, title retention device, conditional sale, preemptive right, right of first refusal or similar restriction or right, including any restriction on use, option, judgment, title defect or encumbrance of any kind, including any restriction on the ownership, use, voting, transfer, possession, receipt of income or other exercise of any attributes of ownership, in respect of such property or asset.

(56)            "Management Employees" means [*],[*],[*],[*],[*] and [*].

(57)            "Marks" means all United States and foreign trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names and corporate names, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof.

(58)            "Material Adverse Effect" means any change, event, violation, inaccuracy, circumstance or effect that, individually or taken together with all other changes, events, violations, inaccuracies, circumstances or effects, and regardless of whether or not any such change, event, violation, inaccuracy, circumstance or effect constitutes a breach of the representations or warranties made by the Company in this Agreement:  (i) is, or is reasonably likely to be, materially adverse in relation to the Company's near term or longer term condition (financial or otherwise), facilities, properties, assets, Liabilities, business, operations or results of operations, or (ii) could reasonably be expected to impair, impede or delay the ability of the Company to consummate the Acquisition or perform its obligations under this Agreement; provided, however, that none of the following (individually or in combination) shall be deemed to constitute, or shall be taken into account in determining whether there has been, a Material Adverse Effect: (a) any adverse effect resulting directly from changes in general economic conditions, provided that such changes in general economic conditions do not have a disproportionate effect on the Company relative to other participants in the Company's industry; (b) any adverse effect resulting directly from changes generally affecting the industry in which the Company operates, provided that such changes do not have a disproportionate effect on the Company relative to other participants in such industry; (c) any adverse effect resulting directly from the announcement of this Agreement or the pendency of the transactions contemplated hereunder; or (d) any adverse effect resulting directly from any change in GAAP or any change in applicable Laws or the interpretation thereof.

(59)            "Material Programs" means the Primary Programs and any other drug or platform development programs material to, or reasonably anticipated to be material to, the business of the Company or the combined business of the Company and the Buyer.
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

(60)            "NDA" means a New Drug Application (as more fully described in 21 CFR 314.50 et seq. or its successor regulation), or any amendment or supplement thereto, as submitted to the FDA.

(61)            "Net Sales" means the aggregate Proceeds received by all Selling Persons with respect to the worldwide sales of Azedra Products, Imaging (MIP-1404) Products and Therapeutic (MIP-1095) Product.

(62)            "Patents" means patents (including utility, utility model, plant and design patents, and certificates of invention), patent applications (including additions, provisional, national, regional and international applications, as well as original, continuation, continuation-in-part, divisionals, continued prosecution applications, reissues, and re-examination applications), patent or invention disclosures, registrations, applications for registrations and any term extension or other action by a Governmental Authority which provides rights beyond the original expiration date of any of the foregoing.

(63)            "Paying Agent" means [*].

(64)            "Paying Agent Agreement" means the Paying Agent Agreement to be entered by the Paying Agent, the Buyer and the Stockholders Representative at the Closing in a form acceptable to the Buyer.

(65)            "Permits" mean licenses, clearances, certificates, consents, permits, approvals or other similar authorization from, or declarations, registrations or filings with, Government Authorities.

(66)            "Person" means an individual, corporation, partnership, limited partnership, limited liability company, limited liability partnership, syndicate, person (including a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

(67)            "Personal Data" means a natural person's name or any other piece of information that allows the identification of a natural person.

(68)            "Pre-Closing Tax Period" means any taxable period ending on or before the Closing Date and the portion of the Straddle Period deemed to end on the Closing Date.

(69)            "Pre-Closing Taxes" means (i) any Taxes of the Company with respect to any Pre-Closing Tax Period and (ii) any Taxes for which the Company is held liable under Treasury Regulations Section 1.1502-6 (or any corresponding or similar provision of state, local or foreign Tax Law) by reason of such entity being included in any consolidated, affiliated, combined or unitary group in any Pre-Closing Tax Period.  The amount of any Tax based on or measured by income or receipts of the Company that is allocable to the portion of a Straddle Period ending on the Closing Date shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the Tax period of any partnership or other pass-through entity in which the Company holds a beneficial interest shall be deemed to terminate at such time) and the amount of any other Tax of the Company that is allocable to the portion of a Straddle Period ending on the Closing Date shall be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the portion of the Straddle Period that is deemed to end on the Closing Date and the denominator of which is the total number of days in the entire Straddle Period.  Determination of any Tax based on an interim closing of the books, as provided in the immediately preceding sentence, shall be made by assuming that the tax year of the Company ended as of the close of business on the Closing Date (whether or not it actually does end on such date).  For purposes of such determination, any discharge of indebtedness income realized by the Company in connection with any Pre-Closing Tax Period transactions contemplated by this Agreement shall be deemed to occur as of a date in the Pre-Closing Tax Period, the Company's insolvency for purposes of Code Section 108(a) shall be determined immediately prior to any such discharge, and any reduction of the Company's net operating loss carryovers or other tax attributes under Code Section 108(b) shall be deemed to occur after the determination of the Pre-Closing Taxes.  Notwithstanding any provision hereof, Pre-Closing Taxes shall not include any Tax liability incurred as a result of an election made under Code Section 338.
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

(70)            "Primary Products" means an Azedra Product, an Imaging (MIP-1404) Product or a Therapeutic (MIP-1095) Product.

(71)            "Primary Programs" means any one or more of the Azedra Products, Azedra Program, Azedra Program Compound, Azedra Program Know-How, Azedra Program Patents, Imaging (MIP-1404) Product, Imaging (MIP-1404) Program Compound, Imaging (MIP-1404) Program Know-How, Imaging (MIP-1404) Program Patents, Imaging (MIP-1404) Program, Therapeutic (MIP-1095) Product, Therapeutic (MIP-1095) Program Compound, Therapeutic (MIP-1095) Program Know-How, Therapeutic (MIP-1095) Program Patents, or Therapeutic (MIP-1095) Program, and any business activity of the Company relating to any of the foregoing.

(72)            "Proceeds" means the gross amount of cash actually received less the following deductions; provided that no specific amount deducted under any clause below shall be deducted again under any other clause below:

(i)            trade, cash and quantity discounts actually given to Third Parties;

(ii)            allowances, rebates, retroactive or otherwise, or charge backs actually granted or paid to Governmental Authorities, group purchasing organizations, Third Party payors (including managed health care organizations) or trade customers;

(iii)            amounts repaid or credited to Third Parties by reason of rejections, defects, return goods allowance, recalls or returns;

(iv)            freight, shipment and insurance costs actually incurred transporting goods to a Third Party purchaser and which are paid by the Buyer without reimbursement or other payment or consideration therefor from any Third Party;

(v)            sales, value-added, excise taxes, tariffs and duties, and other taxes and government charges directly related to the sale, to the extent that such items are included in the Proceeds without reimbursement from any Third Party (but not including taxes assessed against the Buyer's income derived from such sale);
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

(vi)            charge-back payments and rebates granted to (a) managed healthcare organizations, (b) federal, state, provincial or local governments or other agencies, (c) purchasers and reimbursers, or (d) trade customers, including wholesaler and chain and pharmacy buying groups, all only to the extent permitted by applicable Laws; and

(vii)            amounts required, in Buyer's good faith judgment, to be paid to Third Parties for any licenses to blocking Patents.

All of the foregoing shall be determined in accordance with GAAP on a basis consistent with past practice of the Buyer, including in relation to the determination of the equivalent U.S. Dollar amount of any payment made in foreign currency.  For avoidance of doubt and notwithstanding anything to the contrary in this Agreement, the term "Proceeds" shall not include any amounts derived from sales by Persons who did not legally acquire interests or rights in the Primary Programs directly or indirectly from the Company.
(73)            "Program Assets" means any one or more of the Azedra Products, Azedra Program, Azedra Program Compound, Azedra Program Know-How, Azedra Program Patents, Imaging (MIP-1404) Product, Imaging (MIP-1404) Program Compound, Imaging (MIP-1404) Program Know-How, Imaging (MIP-1404) Program Patents, Imaging (MIP-1404) Program, Therapeutic (MIP-1095) Product, Therapeutic (MIP-1095) Program Compound, Therapeutic (MIP-1095) Program Know-How, Therapeutic (MIP-1095) Program Patents, or Therapeutic (MIP-1095) Program.

(74)            "Pro-Rata Share" means, for each Stockholder, the percentage share set forth opposite such Stockholder's name on Schedule A attached hereto.

(75)            "Registered IP" means all Intellectual Property that is registered, filed, issued or granted under the authority of, with or by any Governmental Authority, including all Patents, registered copyrights, and registered Marks.

(76)            "Regulatory Authority" means any Governmental Authority having authority in any country, state or region to regulate, control, or administer any Law applicable to, the safety, efficacy reliability, investigation, development, manufacture, marketing, and sale of pharmaceuticals, medical products, biological or biopharmaceuticals, including the FDA and the EMA.

(77)            "Release" shall mean any release, spill, leak, emission, deposit, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposing, dumping, dispersion or migration of Hazardous Substances into, under, above, onto or from any indoor or outdoor medium, including: (i) the movement of Hazardous Substances through, in, under, above, or from any medium; (ii) the movement of Hazardous Substances off site from any real property; and (iii) the abandonment of barrels, tanks, containers or other closed receptacles containing Hazardous Substances.
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

(78)            "Representatives" means directors, officers, members, managers, employees, attorneys, accountants, representatives and other agents.

(79)            "Selling Persons" means the Buyer, Affiliates of the Buyer and all Licensees and, in respect of any assignment, conveyance or transfer under Section 2.9.3, Surviving Persons, Affiliates thereof, and Licensees therefrom.

(80)            "SEC" means the U.S. Securities and Exchange Commission.

(81)            "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(82)            "Straddle Period" means any taxable period beginning on or before the Closing Date and ending after the Closing Date.

(83)            "Subsidiary" means any corporation, association, business entity, partnership, limited liability company or other Person of which a Person, either alone or together with one or more Subsidiaries or by one or more other Subsidiaries, (i) directly or indirectly owns or controls securities or other interests representing more than fifty percent (50%) of the voting power of such Person or (ii) is entitled, by Contract or otherwise, to elect, appoint or designate Persons constituting a majority of the members of such Person's board of directors or other governing body.

(84)            "Tax Return" means any return, report, statement, form or other documentation (including any additional or supporting material and any amendments or supplements) filed or maintained, or required to be filed or maintained, with respect to or in connection with the calculation, determination, assessment or collection of any Taxes.

(85)            "Taxes" means: (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind, imposed by any taxing authority, including taxes or other charges on, measured by, or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, value added, good and services, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, escheat, unclaimed property, real or personal property or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; (ii) any Liability for the payment of any amounts of the type described in clause  (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period; (iii) any Liability for the payment of amounts of the type described in clause (i) or (ii) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any Person; and (iv) any and all interest, penalties, additions to tax and additional amounts imposed in connection with or with respect to any amounts described in (i), (ii) or (iii).

(86)            "Therapeutic (MIP-1095) Product" means any therapeutic product containing the Therapeutic (MIP-1095) Program Compound whether or not as the sole active ingredient, and in any dosage, form or formulation, for the treatment of metatastic castration-resistant prostate cancer (CRPC).
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

(87)            "Therapeutic (MIP-1095) Program" means the Therapeutic (MIP-1095) Program Compound for the treatment of [*].

(88)            "Therapeutic (MIP-1095) Program Compound" means [*].

(89)            "Therapeutic (MIP-1095) Program Know-How" means Know-How related to the Therapeutic (MIP-1095) Program and not already included in the Therapeutic (MIP-1095) Program Patents, which Know-How is Controlled by the Company immediately prior to the Closing.

(90)            "Therapeutic (MIP-1095) Program Patents" means inventions, applications, and patents set forth in Exhibit C annexed hereto and made a part hereof and any and all applications filed in any country based thereon, including applications in countries other than the country of priority filing under the provisions of any international convention; any and all patents, including reissues and extensions thereof, obtained in any country upon said inventions; any and all continuing applications, including divisional, continuation and continuation-in-part applications, any substitute applications; all prior applications disclosing said inventions to which the present application claims priority; and to any other applications claiming the benefit of said prior applications.

(91)            "Therapeutic (MIP-1095) Program Technology" means the Therapeutic (MIP-1095) Program Patents and the Therapeutic (MIP-1095) Program Know-How.

(92)            "Third Party" means any Person other than the Stockholders, the Company or Buyer.

(93)            "Third Party Claim" means any Claim brought or instituted by any one or more Persons other than the Parties.

(94)            "[*]" means [*], a [*].

(95)            "[*] Agreement" means that certain [*]dated as of [*], by and between the Company and [*], a [*] (and agreed to and accepted by [*]), as amended by that certain [*] dated as of [*] and that certain [*] to [*] dated as of [*].  The Company agrees and covenants that the [*] Agreement shall not be amended, supplemented or otherwise modified as of the Closing.

(96)            "Trade Secrets" means any Know-How which in the reasonable business judgment of the owner thereof has value or confers a competitive advantage to such owner due to such Know-How not being generally known or not publicly disseminated.

(97)            "Transaction Documents" means this Agreement, the Paying Agent Agreement and the Escrow Agreement together with all ancillary agreements, certificates, affidavits, consents and the like.

(98)            "Transaction Expenses" means the sum, without duplication, of all third party fees and expenses incurred by the Company in connection with the Acquisition, this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby, whether or not billed or accrued, including, without limitation, any Taxes, any fees and expenses of attorneys or accountants, the maximum amount of fees and expenses payable to financial advisors, investment bankers and brokers of the Company, premiums, fees and expenses related to any tail policy to a directors' and officers' liability insurance covering the directors and officers of the Company serving in such positions prior to the Closing, Transfer Taxes to by paid by the Stockholders pursuant to this Agreement and any such fees incurred by the Stockholders paid for or to be paid for by the Company or the Stockholders.
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

(99)            "Transfer Agent" means American Stock Transfer & Trust Company.

(100)            "UK Subsidiary" means Molecular Insight Limited, a company formed and existing under the laws of the United Kingdom.

(101)            "[*] License Agreement" means that certain License Agreement effective as of [*], by and among [*],[*] and the Company.

1.2            Interpretation. Unless the context otherwise requires, (a) the terms defined in Section 1.1 have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein, and (b) the term "Company" shall be deemed to include and mean the Company and the UK Subsidiary.  When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article or Section of, or Schedule or Exhibit to, this Agreement, unless otherwise indicated.  Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."  The phrases "provided to," "made available to" "furnished to" and of similar import when used herein, unless the context otherwise requires, shall mean that a true, correct and complete paper, electronic or facsimile copy of the information or material referred to has been provided to the party to whom such information or material is to be provided.  Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively and (iii) the terms "hereof", "herein", "hereunder" and derivative or similar words refer to this entire Agreement.

ARTICLE II
PURCHASE AND SALE AND ACQUISITION CONSIDERATION
2.1            Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing, each Stockholder will sell, assign, transfer and deliver to the Buyer, and the Buyer will accept and purchase from each Stockholder, the number of shares of the Company Common Stock set forth next to the name of such Stockholder on Schedule A attached hereto free and clear of all Liens.  Such shares of the Company Common Stock to be purchased and sold at the Closing are referred to in this Agreement as the "Shares" and constitute the total number of all of the issued and outstanding shares of Company Capital Stock and other equity or debt securities as of the date hereof and as of the Closing.

2.2            Closing. The consummation of the purchase and sale of the Shares by the Buyer and the Stockholders under this Agreement (the "Closing") shall take place remotely by the exchange of documents on or before January 18, 2013 or not later than two (2) Business Days following the date on which the conditions set forth in Sections 7.1 and 7.2 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing but subject to the fulfillment or waiver of those conditions), whichever date first occurs, or at such other time and place as the Buyer and the Company may mutually agree.  The date of the Closing shall be referred to as the "Closing Date."
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

2.3            Company Closing Cash.

2.3.1            Estimated Closing Balance Sheet.  Within two (2) Business Days prior to the Closing Date, the Company shall prepare and deliver to the Buyer a good faith estimate of the consolidated unaudited consolidated balance sheet of the Company as of the Closing Date, including payment of the Transaction Expenses (whether accrued or payable prior to or after the Closing) (the "Estimated Closing Balance Sheet").  At the Closing, the Company's cash shall exceed the Company Cash Liabilities (such excess, the "Estimated Company Closing Cash").  The Estimated Closing Balance Sheet and Estimated Company Closing Cash shall be prepared by the Company in accordance with GAAP.

2.3.2            Final Closing Balance Sheet.  Following the Closing Date, the Buyer shall prepare and deliver to the Stockholders Representative, as soon as reasonably practicable but in no event later than [*] days following the Closing Date, (i) a consolidated balance sheet of the Company as of the Closing Date (the "Final Closing Balance Sheet"), including payment of the Transaction Expenses (whether accrued or payable prior to or after the Closing), (ii) any discrepancy between the amount of the Estimated Company Closing Cash (the Buyer's determination of the difference between cash of the Company at Closing and Company Cash Liabilities, the "Final Company Closing Cash"), (iii) reasonable documentation supporting any differences between the Estimated Company Closing Cash and the Final Company Closing Cash, and (iv) other supporting documentation used in the preparation of the Final Closing Balance Sheet and the Final Company Closing Cash as is reasonably requested by the Stockholders Representative.  The Final Closing Balance Sheet and the Final Company Closing Cash shall be prepared in accordance with GAAP.

2.3.3            Closing Cash Dispute Resolution.  If the Stockholders Representative does not deliver to the Buyer written notice of objection to the Final Company Closing Cash (which notice must contain a reasonably detailed statement of each basis for such objection) within [*] days following delivery of the Final Closing Balance Sheet by the Buyer to the Stockholders Representative, the amount of the Final Company Closing Cash delivered by the Buyer to the Stockholders Representative pursuant to Section 2.3.2 above shall be final, binding and conclusive.  If the Stockholders Representative timely notifies the Buyer pursuant to the preceding sentence of an objection to the Final Company Closing Cash, the Buyer and the Stockholders Representative shall use reasonable good faith efforts to resolve such objection as promptly as practicable.  If they are unable to resolve such objection within twenty (20) days of the Buyer's receipt of the Stockholders Representative's written notice of objection, the issues in dispute shall be promptly submitted for resolution to a nationally recognized independent accountant firm selected by mutual agreement of the Stockholders Representative and the Buyer (the "Arbitration Firm"); provided, however, that if the Stockholders Representative and the Buyer cannot so agree within [*] days of the Buyer's receipt of the Stockholders Representative's written notice of objection, the American Arbitration Association shall select an Arbitration Firm meeting the criteria set forth herein.  The Buyer and the Stockholders Representative shall cooperate in good faith with the Arbitration Firm in connection with its efforts to resolve the issues in dispute, and the Buyer shall provide such work papers as the Arbitration Firm may reasonably request for purposes of preparing its calculation.  The determination of the Arbitration Firm with respect to such issues, which shall be issued in written form to the Buyer and the Stockholders Representative, shall be final, binding and conclusive and shall not be subject to any further dispute resolution procedures, including further mediation or arbitration or formal legal proceedings.
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

2.3.4            Arbitration Fees.  The Buyer and the Stockholders, acting through the Stockholders Representative, shall split equally the payment of all fees of the Arbitration Firm; provided, however, in the event that the Arbitration Firm concludes that the dispute was caused by [*],[*],[*] or [*] of the Buyer or the Stockholders Representative, such party shall pay all fees of the Arbitration Firm.

2.3.5            If, upon the final determination of the Final Company Closing Cash as provided in Section 2.3.2 and Section 2.3.3, the Final Company Closing Cash exceeds the Estimated Company Closing Cash, the Buyer shall promptly deliver to the Escrow Agent an amount [*] equal to (A) such excess minus (B) any amounts, or portion thereof, payable to the Buyer at such time pursuant to Article IX hereof.  Any such amounts shall be held in escrow by the Escrow Agent pursuant to this Agreement and the Escrow Agreement.  If, upon the final determination of the Final Company Closing Cash as provided in Section 2.3.2 and Section 2.3.3, the Estimated Company Closing Cash exceeds the Final Company Closing Cash, the Buyer shall promptly recover from the Escrow Stock Fund (as defined below) the amount of such difference in accordance with the terms of this Agreement and the Escrow Agreement.

2.4            Escrow Funds.  As partial security for the obligations of the Stockholders under Article IX hereof, the Buyer shall deposit with the Escrow Agent (i) at the Closing, 500,000 shares of Buyer Common Stock constituting part of the Closing Stock Payment (the "Escrow Stock Fund"); and (ii) after determination of the Final Company Closing Cash pursuant to Section 2.3 above, by wire transfer of immediately available funds, cash in the amount of the Final Company Closing Cash (the "Escrow Cash Fund"), each of (i) and (ii) to be held in escrow for the period ending [*] after the Closing Date by the Escrow Agent pursuant to the Escrow Agreement to be entered by the Escrow Agent, the Buyer and the Stockholders Representative at the Closing in a form acceptable to the Buyer (the "Escrow Agreement").

2.5            Closing Payment. At the Closing and subject to Section 2.4 hereof, the Buyer shall instruct the Transfer Agent to deliver a total of Four Million Five Hundred Sixty Six Thousand Two Hundred Ten (4,566,210) shares of the Buyer Common Stock (the "Closing Stock Payment") to the Stockholders pursuant to this Agreement and the Paying Agent Agreement, with the portion of the Closing Stock Payment issued to each Stockholder (and the portion of the Escrow Stock Fund attributed to such Stockholder) based on its applicable Pro-Rata Share of the Closing Stock Payment as set forth in Schedule A attached hereto.  The issuance of the shares of the Buyer Common Stock comprising the Closing Stock Payment will not be registered under the Securities Act at the Closing and the Buyer shall have no obligation to register the future sale, transfer or distribution of such shares under the Securities Act at any time.
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

2.6            Milestone Payments. In addition to the Closing Stock Payment, the Buyer shall, pursuant to the terms and conditions of this Agreement and the Paying Agent Agreement, pay to each Stockholder such Stockholder's Pro-Rata Share of any First Commercial Sale Payment or Net Sales Milestone Payment that becomes due under this Agreement (it being agreed and acknowledged that, notwithstanding anything to the contrary in this Agreement or the Paying Agent Agreement, any such First Commercial Sale Payment or Net Sales Milestone Payment payable to the Stockholders shall be reduced by the amount to be paid to [*] pursuant to the [*] Agreement).  The Buyer may elect, in the Buyer's sole discretion, to pay any First Commercial Sale Payment or Net Sales Milestone Payment that becomes due under this Agreement in cash and/or shares of Buyer Common Stock (the number of which shares shall be determined by dividing the applicable payment amount by the Fair Market Value of the Buyer Common Stock on the date of payment).  It is understood and agreed that each First Commercial Sale Payment and each Net Sales Milestone Payment shall be paid, if due under this Agreement, only once.  Notwithstanding anything to the contrary in this Agreement, without the prior approval of the stockholders of the Buyer, the aggregate number of shares of Buyer Common Stock that the Buyer issues under this Agreement (including the Closing Stock Payment and any shares of Buyer Common Stock issued in relation to any First Commercial Sale Payments and Net Sales Milestone Payments) shall not exceed that number of shares of Buyer Common Stock equal to 19.9% of the shares of Buyer Common Stock outstanding on the date of this Agreement (the "Share Limit").  In the event that the Buyer desires to issue shares of Buyer Common Stock under this Agreement in excess of the Share Limit, on or prior to the time of any issuance that exceeds the Share Limit, the Buyer shall submit this Agreement to the stockholders of the Buyer for approval.  Nothing in this Section 2.6 shall be construed as prohibiting the issuance under this Agreement from time to time of shares of Buyer Common Stock up to the Share Limit in the absence of such approval.
2.6.1            First Commercial Sale Milestones.  In the event of the occurrence of an event described in (a), (b) or (c) below (each, a "First Commercial Sale Event"), the Buyer shall pay to the Stockholders, in the aggregate, pursuant to the terms and conditions of this Agreement, the corresponding amount set forth next to such First Commercial Sale Event under the heading "First Commercial Sale Payment" below (each, a "First Commercial Sale Payment").

First Commercial Sale Event	First Commercial Sale Payment
(a) First Commercial Sale of [*] Product:	US$[*]
(b) First Commercial Sale of [*] Product:	US$[*]
(c) First Commercial Sale of [*] Product:	US$[*]

2.6.2            Net Sales Milestones.  In the event of the occurrence of an event described in (a), (b), (c), (d) or (e) below (each, a "Net Sales Milestone Event"), the Buyer shall pay to the Stockholders, in the aggregate, pursuant to the terms and conditions of this Agreement, the corresponding amount set forth next to such Net Sales Milestone Event under the heading "Net Sales Milestone Payment" below (each, a "Net Sales Milestone Payment").
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

Net Sales Milestone Event	Net Sales Milestone Payment
(a) End of the first Fiscal Year in which Net Sales exceed US$[*]:	US$[*]
(b) End of the first Fiscal Year in which Net Sales exceed US$[*]:	US$[*]
(c) End of the first Fiscal Year in which Net Sales exceed US$[*]:	US$[*]
(d) End of the first Fiscal Year in which Net Sales exceed $[*]:	US$[*]
(e) End of the first Fiscal Year in which Net Sales exceed $[*]:	US$[*]

2.7            Milestone Records.  The Buyer shall keep (and cause to be kept) and maintain complete and accurate records of First Commercial Sale Events and Net Sales.  Such records shall be provided to the Stockholders Representative within thirty (30) days of the end of each Fiscal Year and shall be accessible to independent certified public accountants selected by the Stockholder Representative and reasonably acceptable to Buyer (the "Audit Accountant") by audits conducted not more than once a Fiscal Year, at any reasonable times during business hours and at the sole expense of the Stockholders, for the purpose of verifying Net Sales and any Net Sales Milestone Payments and First Commercial Sale Events and First Commercial Sale Payments due thereon.  Such accountants shall disclose to the Stockholders Representative only information relating to the accuracy of the records kept and the payments made, and shall be under a duty to keep confidential any other information obtained from such records; provided, however, that, prior to the Closing, the Stockholders Representative shall execute a confidentiality agreement in a form reasonably acceptable to the Buyer, which confidentiality agreement shall, among other things, obligate the Stockholders Representative:  (w) not to disclose any information subject to such confidentiality agreement to any Person, except to the Audit Accountant pursuant to this Section 2.7; (x) to maintain the confidentiality of such information; (y) not to use such confidential, nonpublic information for any purpose other than in relation to its evaluation of the First Commercial Sale Events and Net Sales Milestones Payments; and (z) not to disclose to any competitor of the Buyer or any other Person any such information.

2.8           Milestone Dispute Resolution.
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

2.8.1            In the event that the Stockholders Representative disputes the payment or non-payment of any Net Sales Milestone Payment or First Commercial Sale Event based on the information the Stockholders Representative receives from the Audit Accountant (a "Milestone Dispute"), the Stockholders Representative shall deliver a written notice (an "Objection Notice") to the Buyer within [*] of receipt by the Stockholders Representative of the information from the Audit Accountant.  The Objection Notice shall specify in reasonable detail the reasons the Stockholders Representative disputes the determination.  If the Stockholders Representative does not deliver an Objection Notice within [*] following the Stockholders Representative's receipt of the information from the Audit Accountant, the Stockholders Representative shall be deemed to have waived its right to object to the payment made or the non-payment of any Net Sales Milestone Payment or First Commercial Sale Event based on such information from the Audit Accountant.

2.8.2            During the [*] period following the delivery of any Objection Notice, the Buyer and the Stockholders Representative shall attempt, in good faith, to resolve such Milestone Dispute.  If, at the end of such [*] period, the Buyer and the Stockholders Representative shall not have reached agreement with respect to the dispute, such dispute shall be finally resolved by arbitration in accordance with Section 11.5 hereof.

2.8.3            If any audit by the Audit Accountant pursuant to Section 2.7 reveals that any Net Sales Milestone Payment was not paid when due, and such determination is confirmed by the process described in Section 2.8.2, then the fee of the Audit Accountant, together with reasonable out-of-pocket costs and expenses, for the applicable audit shall be borne by the Buyer, which fee shall be paid within [*] after demand therefor by the Stockholders Representative.

2.9          Notice and Payment of Milestone Amounts.

2.9.1            Notice.  No later than (i) [*] after the occurrence of each First Commercial Sale Event, if any, and (ii) [*] after the occurrence of each Net Sales Milestone Event, if any, Buyer shall provide written notice to the Stockholders Representative of the occurrence of such First Commercial Sale Event or Net Sales Milestone Event, as the case may be.

2.9.2            Manner and Place of Payment.  No later than (i) [*] after the occurrence of any First Commercial Sale Event and (ii) [*] after the occurrence of any Net Sales Milestone Event pursuant to the terms and provisions of this Agreement, the Buyer shall deliver to the Paying Agent as payment in full of the applicable First Commercial Sale Payment or Net Sales Milestone Payment, at Buyer's sole election, either:  (i) by wire transfer of immediately available funds an amount in cash or (ii) such number of shares of Buyer Common Stock as shall have an aggregate value, based on the Fair Market Value on the date of payment, equal to the applicable First Commercial Sale Payment or Net Sales Milestone Payment (minus the applicable amount to be paid to [*] pursuant to the [*] Agreement), which cash or shares shall be payable and distributed pursuant to this Article II and the Paying Agent Agreement, subject to any set offs or holdbacks related to the indemnification provisions set forth herein. The issuance of any shares of Buyer Common Stock comprising a First Commercial Sale Payment or Net Sales Milestone Payment will not be registered under the Securities Act at the time of delivery and the Buyer shall have no obligation to register the future sale, transfer or distribution of such shares under the Securities Act at any time.
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

2.9.3            Responsibility for Payments.  Buyer shall not assign, convey or transfer any Program Assets or Primary Programs to any Person (other than a Licensee), unless the Person that acquires by assignment, conveyance or transfer any Program Assets or Primary Programs (the "Surviving Person") has expressly agreed to provide the records described in Section 2.7 and to generally be subject to the provisions of Section 2.6 to Section 2.9 of this Agreement applicable to the Buyer, including, without limitation, the assumption of all of the obligations under this Agreement to deliver to the Stockholders:  (a) any First Commercial Sale Payment related to such transferred Program Assets or Primary Programs which thereafter becomes due and payable and (b) in respect of any Net Sales Milestone Payment which may thereafter become due and payable, such portion of any Net Sales Milestone Payment as may be agreed by Buyer and the Surviving Person with written notice to the Stockholders Representative.  Notwithstanding anything to the contrary in this Agreement, it is expressly agreed and acknowledged that the Buyer has no obligation or duty to develop, advance, market or commercialize any asset or program of the Company and, in the event that the Buyer permanently abandons assets and programs of the Company, the Stockholders shall have no right to any First Commercial Sale Payment or Net Sales Milestone Payment in relation thereto; provided, however, that if Buyer or a Surviving Person re-initiates or re-institutes any Primary Product, then the provisions of this Agreement shall automatically be revived and apply to such re-initiated or re-instituted Primary Product with the same force and effect as if such Primary Product had not been abandoned.

2.9.4            Late Payments. Any First Commercial Sale Payment or Net Sales Milestone Payment due under this Agreement that is not made when due shall accrue simple interest at an annual rate equal to [*] plus [*] ([*]%) percent [*], calculated based on a year of [*] days; provided, however, that in no event shall such rate exceed the maximum legal annual interest rate.  The payment of such interest shall be the sole remedy of the Stockholders in relation to the lateness of any such payment.

2.9.5            Tax Reporting.  For U.S. federal income tax purposes, the Parties agree that the deferred payments of consideration made under this Article II shall be subject to the imputed interest rules under Section 483 of the Code and the treasury regulations promulgated thereunder.

2.9.6            Manner and Place of Payment. All payments hereunder shall be payable in United States dollars.  All cash payments owed under this Agreement shall be made pursuant to the Paying Agent Agreement by wire transfer to bank accounts designated in writing by each of the Stockholders to the Paying Agent, as may from time to time be amended or revised.

2.10            Tax Matters; Transfer Taxes. All federal, state, local or foreign or other excise, sales, use, value added, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar taxes and fees that may be imposed or assessed as a result of the Acquisition, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties ("Transfer Taxes"), shall be borne equally by Buyer and the Stockholders on a timely basis; provided, however, that any capital gains or other income Tax payable by any Stockholder shall be paid in full by such Stockholder.
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

2.11 Withholding.  Each of the Buyer, the Company and any other Person who is responsible for withholding any amount with respect to a payment made pursuant to this Agreement shall be entitled to deduct and withhold from any payment under this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment.  To the extent that amounts are so withheld or deducted, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Person in respect of which such deduction and withholding was made.
2.12            Rights Not Transferable.  The rights of the Stockholders under this Agreement are personal to each such Stockholder and shall not be transferable for any reason otherwise than by operation of law, will or the laws of descent; provided, however, that in the event of the dissolution or liquidation of a Stockholder, such Stockholder may assign, for no consideration, its rights and obligations under this Agreement to any Affiliate(s) of such Stockholder that are "accredited investors" as defined in Rule 501(a) of Regulation D under the Securities Act upon (i) written notice to the Buyer and the Paying Agent and (ii) delivery to the Buyer and the Paying Agent of a written assignment of this Agreement duly executed by the Stockholder and the assignee(s) in a form reasonably acceptable to the Buyer.  Any attempted transfer of any rights or obligations of any Stockholder thereof (otherwise than as permitted by the immediately preceding sentence) shall be null and void.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to Buyer that each of the representations and warranties contained in this Article III is true and correct as of the date of this Agreement and as of the Closing Date, except as specifically disclosed in the Company Disclosure Schedule of even date herewith and delivered by the Company to the Buyer concurrently with the parties' execution of this Agreement (the "Company Disclosure Schedule").  Each disclosure set forth in the Company Disclosure Schedule shall be deemed disclosed for purposes of, and shall qualify and be treated as an exception to:  (i) the specific section of this Agreement referred to in the Company Disclosure Schedule; or (ii) to the extent disclosure in one specific section of the Company Disclosure Schedule specifically refers to another specific section of the Company Disclosure Schedule, such referenced section.  For purposes of this Article III, the term "Company" shall be deemed to include the Company and its Subsidiaries unless the context otherwise requires.
3.1            Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite power and authority to own, operate, control, lease and/or license its properties and assets and to conduct its business as currently conducted.  The UK Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of the United Kingdom, and has all requisite power and authority to own, operate, control, lease and/or license its properties and assets and to conduct its business as currently conducted.  Each of the Company and the UK Subsidiary is duly qualified to do business as a corporation and is in good standing in each jurisdiction where the character of the properties or assets owned, operated or leased by it or the nature and extent of its activities or assets makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not in violation of any of the provisions of the Company Certificate of Incorporation or the Company Bylaws, a true, correct and complete copy of which have been provided to the Buyer.  The UK Subsidiary is not in violation of any of the provisions of its organizational documents, a true, correct and complete copy of which have been provided to the Buyer.  The only Subsidiary of the Company is the UK Subsidiary.  The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible, exchangeable or exercisable for, any equity or similar interest in any Person, other than the UK Subsidiary.

[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1
3.2            Authority; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and to consummate the Acquisition and the other transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the Acquisition and the other transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action of the Company, and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party or to consummate the Acquisition and the other transactions contemplated hereby and thereby.  Each of this Agreement and the other Transaction Documents to which the Company is a party has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other Parties hereto and thereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of remedies (whether in a proceeding at law or in equity).

3.3            No Conflict. Except as set forth on Section 3.3 of the Company Disclosure Schedule, the execution and delivery of this Agreement and the other Transaction Documents to which it is a party by the Company do not, and the performance by the Company of its obligations hereunder and thereunder, and the consummation of the Acquisition and the other transactions contemplated hereby and thereby, will not: (a) conflict with or violate any provision of the Company Certificate of Incorporation or the Company Bylaws; (b) conflict with or violate any Law or Order applicable to the Company or by which any of the properties or assets of the Company is bound or affected; or (c) result in any breach of, or constitute a default (or an event which with the giving of notice or lapse of time or both would reasonably be expected to become a default) under, any Contract to which the Company is a party or by which any of its properties or assets is bound, or give others any right of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of the properties or assets of the Company.

3.4            Required Filings and Consents. Except as set forth on Section 3.4 of the Company Disclosure Schedule, the execution and delivery of this Agreement and the other Transaction Documents by the Company do not, and the performance by the Company of its obligations hereunder and thereunder and the consummation of the Acquisition and the other transactions contemplated hereby and thereby will not, require any consent, approval, authorization or permit of, or filing by the Company with, or notification by the Company to, any Governmental Authority or any other Person.
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

3.5            Capitalization.

3.5.1            The authorized capital stock of the Company consists solely of:  (i) 285,714,286 shares of Company Common Stock, 285,714,286 of which are issued and outstanding, and (ii) 13,939,000 shares of preferred stock, par value $0.0001 per share, all of which are designated Company Series A Preferred Stock and none of which are issued and outstanding.  Section 3.5.1 of the Company Disclosure Schedule sets forth:  (x) the number of authorized, issued and outstanding shares of Company Capital Stock, (y) the name of each Stockholder and the number, class and series of shares of Company Capital Stock owned of record and beneficially by such Stockholder.  Each Stockholder is the sole beneficial and record owner of all of the shares of the Company Capital Stock set forth opposite such Stockholder's name in Section 3.5.1 of the Company Disclosure Schedule, free and clear of all Liens.  The number of such shares set forth as being so owned by such Stockholder constitutes the entire interest of such Stockholder in the issued and outstanding capital stock, equity securities or debt securities of the Company.  None of the Company Capital Stock is held by the Company as treasury stock or otherwise.

3.5.2            The Pro-Rata Share of each Stockholder set forth on Schedule A is accurate and complete.

3.5.3            Except as set forth in Section 3.5.3 of the Company Disclosure Schedule, there are no authorized, issued or outstanding shares of capital stock, options, warrants, rights, Contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which any Person or the Company is a party or which are binding on any of them providing for the issuance, sale, disposition, purchase or acquisition of any shares of Company Capital Stock or other securities of the Company.  Except as set forth in Section 3.5.3 of the Company Disclosure Schedule, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of any shares of Company Capital Stock or other securities of the Company.

3.5.4            Except as set forth in Section 3.5.4 of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any equity interest in any Person, and the Company is not obligated to purchase any equity interest, or make any investment (in the form of a loan, capital contribution or otherwise), in any Person.  Except as set forth in Section 3.5.4 of the Company Disclosure Schedule and in this Agreement, there are no outstanding Contracts or options, warrants, calls or other rights to subscribe for or purchase, or Contracts or other obligations to issue, sell or grant any options, warrants, calls or rights to acquire, any shares of Company Capital Stock or other securities of the Company, or Contracts or other obligations to grant, extend, accelerate the vesting or repurchase rights of, change the price of, or otherwise amend or enter into any such option, warrant, call or right.  Except for this Agreement, there are no outstanding Contracts to which the Company is a party or by which it is bound:  (i) which provide for any repurchase, redemption or acquisition of, or affect the voting rights of, any equity interests in the Company (including voting agreements, voting trusts and shareholder agreements), (ii) which provide for the registration under the Securities Act for sale of any equity interests in the Company, (iii) which give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of equity interests in the Company, including under the Incentive Compensation Plan, or (iv) which provide preemptive rights, drag-along rights, rights of first refusal, co-sale rights, tag-along rights or other similar restrictions with respect to any share of Company Capital Stock.  Except as set forth in Section 3.5.4 of the Company Disclosure Schedule, there are no issued and outstanding bonds, debentures, notes or other indebtedness which grants the holder thereof the right to vote on any matters on which the Stockholders may vote or which is convertible into, or exchangeable for, securities having such right.
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

3.5.5            All of the shares of Company Capital Stock that are or have been issued and outstanding are or were duly authorized, validly issued and fully paid and nonassessable and are free of any Liens, rights of first refusal or put or call rights created by applicable Law, the Company Certificate of Incorporation or the Company Bylaws or any Contract to which the Company is a party or by which the Company is bound.  As of the Closing, the Shares shall constitute all of the outstanding and issued equity interests in the Company.  There are no preemptive or similar rights (under Contract or otherwise) in respect of any equity interests in the Company.  There is no Liability for dividends accrued and unpaid by the Company.  The Company is not under any obligation to register under the Securities Act any shares of Company Capital Stock or any other securities of the Company currently outstanding or that may subsequently be issued.

3.5.6            No Company Warrants are outstanding and the Company has delivered to the Buyer all documentation related to the exercise of termination of each Company Warrants.

3.5.7            The authorized capital stock of the UK Subsidiary consists solely of One Thousand (1,000) Ordinary shares of which One (1) Ordinary share is issued and outstanding.  The Company holds and owns of record all issued and outstanding shares of common stock of the UK Subsidiary, free and clear of all Liens.  There are no outstanding Contracts or options, warrants, calls or other rights to subscribe for or purchase, or Contracts or other obligations to issue, sell or grant any options, warrants, calls or rights to acquire, any securities of the Company, or Contracts or other obligations to grant, extend, accelerate the vesting or repurchase rights of, change the price of, or otherwise amend or enter into any such option, warrant, call or right.

3.6            Intellectual Property.

3.6.1            Registered IP. Section 3.6.1 of the Company Disclosure Schedule accurately identifies each item of Registered IP in which the Company has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person or otherwise) including (i) all Patents included in such Registered IP, including a listing of the country of filing, owner, filing number, date of issue or filing, expiration date and title of such Patent; and (ii) all registered Marks included in such Registered IP, including a listing of the country of filing, description of goods or services, registration or application number and date of issue.  Section 3.6.1 of the Company Disclosure Schedule also identifies any other Person that has an ownership interest in any item of Registered IP listed on Section 3.6.1 of the Company  Disclosure Schedule and the nature of such ownership interest.  The Company has made available to the Buyer complete and accurate copies of all applications, prosecution file histories that are not publicly available and other material documents related to each item of Registered IP within the scope of Section 3.6.1(ii) above.

3.6.2            Other Company IP. Section 3.6.2 of the Company Disclosure Schedule lists all Intellectual Property (other than Trade Secrets and unregistered Copyrights) relating to the Material Programs and not included in Section 3.6.1 of the Company Disclosure Schedule.

3.6.3            Disclosure of IP Contracts.

  3.6.3.1 Lists. Section 3.6.3.1 of the Company Disclosure Schedule lists any existing Contract:
(i)            Granting any Person any right to make, manufacture, use, sell or otherwise distribute any Company IP, including any Azedra Program Compound, Imaging (MIP-1404) Program Compound or Therapeutic (MIP-1095) Program Compound;

(ii)            By which the Company is assigned or granted an ownership interest in any Company IP, including any Azedra Program Technology, Imaging (MIP-1404) Program Technology and Therapeutic (MIP-1095) Program Technology; or

(iii)            Limiting the Company's ability to transact business exclusively related to the Company's assets and properties in any market, field or geographical area or with any Person, or that restricts the use, sale, transfer, delivery or licensing of any of the Company's assets and properties, including any covenant not to compete; provided, however, that Section 3.6.3.1 of the Company Disclosure Schedule need not list:  (A) non-disclosure agreements in the Company's standard form as disclosed to the Buyer, (B) materials transfer agreements on customary terms, or (C) [*].  Section 3.6.3.1 of the Company Disclosure Schedule also lists any other Contract falling within the foregoing clauses (i), (ii), or (iii) relating to any other Material Programs or Company IP.  The Contracts listed in Section 3.6.3.1 of the Company Disclosure Schedule are referred to herein as "Company IP Contracts".

[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1
3.6.3.2   Royalties. Except as set forth in Section 3.6.3.2 of the Company Disclosure Schedule, the Company is not a party to any Contract or subject to any order obligating the Company to pay any royalties, license fees or other amounts to any Person by reason of the ownership, use, exploitation, practice, sale or disposition of any of the properties or assets.
3.6.4         Ownership. Except as set forth in Section 3.6.4 of the Company Disclosure Schedule, the Company is the sole and exclusive owner of all right, title and interest to and in the Company IP (other than Intellectual Property exclusively licensed to the Company), free and clear of any and all Liens.  Without limiting the generality of the foregoing:

(i)            No current or former officer, director, employee, consultant or independent contractor of the Company or any other Person has any right, title or interest in, to

(ii)            or under any Company IP, including Azedra Program Technology, Imaging (MIP-1404) Program Technology and Therapeutic (MIP-1095) Program Technology or with respect to any Intellectual Property relating to other Material Programs, developed by such Person in the course of providing services to the Company or otherwise, that has not been either:  (A) irrevocably assigned or transferred to the Company or (B) licensed (with the right to grant sublicenses) to the Company under an exclusive, irrevocable, worldwide, royalty-free, fully-paid and assignable license;

(iii)            all documents and instruments necessary to establish, perfect and maintain the rights of the Company in any Registered IP included in the Company IP have been validly executed, delivered, filed and/or recorded in a timely manner with the appropriate Governmental Authority;

(iv)            each current and former employee, consultant and contractor of the Company who is or was involved in, or who has contributed to, the creation or development of any Company IP, including Azedra Program Technology, Imaging (MIP-1404) Program Technology and Therapeutic (MIP-1095) Program Technology, or any Intellectual Property relating to any other Material Programs, has executed a written agreement:  (A) expressly assigning to the Company all rights, title and interest in any Company IP, including any Azedra Program Technology, Imaging (MIP-1404) Program Technology, Therapeutic (MIP-1095) Program Technology, and any Intellectual Property relating to any other Material Programs invented, created, developed, conceived or reduced to practice by such employee, consultant or contractor and (B) obligating such employee, consultant or independent contractor to maintain the confidentiality of confidential Company IP, including Azedra Program Technology, Imaging (MIP-1404) Program Technology, Therapeutic (MIP-1095) Program Technology, and any Intellectual Property relating to any other Material Programs;

(v)            to the Company's Knowledge, no current or former employee, consultant or contractor is in violation of any term of any agreement within the scope of subclause (iii) above;

(vi)            the Company owns or otherwise has, and after the Closing will continue to have, sufficient rights in all Intellectual Property necessary to conduct the business of the Company as currently conducted and currently planned by the Company to be conducted;

(vii)            the Company has not divulged, furnished to or made accessible any of its Trade Secrets that are used in or necessary for the conduct of its business as it is currently conducted or is currently planned by the Company to be conducted, to any Person who is not subject to a written agreement to maintain the confidentiality of such Trade Secrets;

(viii)            to the Company's Knowledge, no officer or employee of the Company is subject to any Contract with any other Person which requires such officer or employee to assign any interest in inventions or other Intellectual Property to such other Person or keep confidential any Trade Secrets, proprietary data, customer lists or other business or technical information;
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

(ix)            the Company has not received any written communication from any Person claiming or alleging, nor is the Company a party to any pending and served proceeding or, to the Company's Knowledge, any pending but not served proceeding, in which any Person is claiming or alleging (A) that it has any right, title or interest in, to or under any Company IP, including any Azedra Program Technology, Imaging (MIP-1404) Program Technology and Therapeutic (MIP-1095) Program Technology, or any Intellectual Property relating to any other Material Programs, or (B) that the Company's use, transfer, sale or licensing of any Company IP, including the Azedra Program Technology, Imaging (MIP-1404) Program Technology and Therapeutic (MIP-1095) Program Technology or any Intellectual Property relating to any other Material Programs, is restricted in any manner, nor to the Company's Knowledge is there any basis for any such claim or allegation; and

(x)            the Company is not subject to any outstanding decree, order, judgment or stipulation restricting in any manner the use, transfer, sale or licensing of Company IP, including the Azedra Program Technology, Imaging (MIP-1404) Program Technology and Therapeutic (MIP-1095) Program Technology or any other Intellectual Property relating to any other Material Programs.

3.6.5            Valid and Enforceable.  All Company IP is valid, subsisting and enforceable.  Without limiting the generality of the foregoing:

(i)            Section 3.6.5(i) of the Company Disclosure Schedule accurately identifies and describes each action, filing, and payment that must be taken or made on or before the date that is [*] after the date of this Agreement in order to maintain such item of Company IP in full force and effect (but excluding any such action, filing or payment the requirement for which first comes into being after the date of this Agreement and was unknown prior to the date of this Agreement);

(ii)            Section 3.6.5(ii) of the Company Disclosure Schedule accurately identifies and describes every interference, opposition, reissue, reexamination or other legal proceeding that is or has been pending or, to the Company's Knowledge, threatened, in which the scope, validity or enforceability of any Company IP is being, or has been, or would reasonably be expected to be contested or challenged;

(iii)            all necessary registration, maintenance and renewal fees in respect of the Company IP that is Registered IP have been paid and all necessary documents and certificates have been filed with the relevant Governmental Authority for the purpose of maintaining such Company IP;

(iv)            no act has been done or omitted to be done by the Company, which has had or would be reasonably expected to have the effect of (A) rendering any Patent included in the Company IP unenforceable; (B) impairing or dedicating to the public, or entitling any Person to cancel, forfeit, modify or consider abandoned, any Company IP; or (C) in the case of any claim(s) of pending Patent applications included in the Company IP, rendering such claim(s) unpatentable;
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

(v)            the Company has diligently prepared and is diligently preparing to file Patent applications for all inventions owned by the Company and included within the Company IP and that the Company has deemed in its reasonable business judgment to be best protected through application for a Patent, in a manner and within a sufficient time period to avoid statutory disqualification of any potential Patent application;

(vi)            all prior art material to the patentability of the claims in any issued Patent or Patent applications of the Company of which the Company has Knowledge is cited in the respective issued Patents, applications or associated file histories thereof, and there is no other material prior art with respect to such Patents of which the Company has Knowledge; and

(vii)            the Company has complied with all Laws regarding the duty of disclosure, candor and good faith in connection with each Patent and Patent application filed by the Company.

3.6.6            No Infringement of Third Party Intellectual Property.  The Company is not infringing, misappropriating or otherwise violating or making unlawful use of any Intellectual Property of any other Person, nor has it ever done so (including in conducting the research and development activities of the Company).  To the Company's Knowledge, the commercialization of the Primary Products would not reasonably be expected to infringe, misappropriate or otherwise violate or make unlawful use of, any Intellectual Property of any other Person.  For purposes of the foregoing, "infringe" includes infringement directly, contributorily, by inducement or otherwise.  Without limiting the generality of the foregoing:

(i)            no infringement, misappropriation or similar Intellectual Property claim or legal proceeding is pending or, to the Knowledge of the Company, threatened against the Company or against any other Person who is or may be entitled to be indemnified, defended, held harmless or reimbursed by the Company with respect to such claim or legal proceeding; and

(ii)            the Company has not received any written notice or other formal communication (in writing or otherwise) from any Person asserting any actual, alleged or suspected infringement, misappropriation or violation by the Company, any Company employee or agents of the Company of any Intellectual Property of another Person, including any letter or other communication suggesting or offering that the Company obtain a license to any Intellectual Property of another Person.

3.6.7            No Third Party Infringement of Company IP.  To the Company's Knowledge, no Person has infringed, misappropriated or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Company IP.

3.6.8            Effects of This Transaction.  Neither the execution, delivery or performance of this Agreement, or any other agreements executed in connection with the transaction contemplated by this Agreement, nor the consummation of any of the transactions contemplated by this Agreement or any such other agreement entered into in connection herewith or therewith will, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare: (i) a loss of, or Lien on, any Company IP; (ii) a breach of or default under any Company IP Contract; (iii) the release, disclosure or delivery of any Company  IP by or to any escrow agent or other Person; (iv) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Company IP; or (v) by the terms of any Company Contract, a reduction of any royalties or other payments the Company would otherwise be entitled to with respect to any Company IP.

[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1
3.6.9          No Government Funding. Except as set forth in Section 3.6.9 of the Company Disclosure Schedule, no funding, facilities or personnel of any Governmental Authority were used in the creation or development of any of the Company's properties or assets.

3.6.10          Information Technology.  All Company IT Systems have been properly maintained by technically competent personnel, in accordance with standards set by the manufacturers or otherwise in accordance with standards prudent in the biopharmaceutical industry.  The Company IT Systems are in good working condition to effectively perform all information technology operations necessary to conduct the business of the Company as it is currently being conducted or is currently planned by the Company to be conducted.  The Company has taken commercially reasonable measures to provide for the back-up and recovery of the data and information necessary to the conduct of the business of the Company without material disruption to, or material interruption in, the conduct of the business of the Company.  All Company IT Systems housing data relevant for current or anticipated regulatory filings with Regulatory Authorities have been and are in compliance with the requirements outlined in 21 CFR Part 11, or similar Laws set by Regulatory Authorities outside the United States

3.6.11         Ownership of Data.  The Company has the valid right to use all Company Data is owned by the Company, and is not subject to any Contract  (other than agreements with contract research organizations entered into in connection with the preclinical or clinical development of the Company's products and platforms in development in the normal course and which have been made available to Buyer).

3.6.12         Information Security.  The Company has established and is in compliance with a written information security program designed to safeguard the security, confidentiality, and integrity of transactions and confidential or proprietary of Company Data. The Company is in compliance with all privacy policies of the Company and all applicable Laws related to information privacy and security.

3.6.13         Section 365.

(i)            With respect to each Company IP Contract entered into prior to December 9, 2010, each Company IP Contract was assumed in the Bankruptcy Case pursuant to 11 U.S.C. 365(a) and all cure amounts required to be paid pursuant to 11 U.S.C. 365(b) have been paid.  "Bankruptcy Case" means the chapter 11 bankruptcy case commenced by the predecessor in interest of the Company in the United States Bankruptcy Court for the District of Massachusetts administered under Case Number 10-23355 (FJB).

(ii)            The Company does not have any obligations to any Person arising under, and no Person has any rights to "intellectual property" (as defined in 11 U.S.C. 365(n)) pursuant to an election under 11 U.S.C. 365(n).
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

        3.7            Contracts. Except for this Agreement, the Transaction Documents and the Contracts specifically identified in Section 3.7.1 of the Company Disclosure Schedule (each a "Material Contract"), the Company is not a party to or bound by any of the following Contracts:

(i)            any Contract with respect to the research, development, commercialization or exploitation of any products of the Company;

(ii)            any continuing Contract for the purchase, sale or license of materials, supplies, equipment, services, software, Intellectual Property or other assets;

(iii)            any Contract that expires or may be renewed at the option of any Person other than the Company so as to expire more than [*] after the date of this Agreement;

(iv)            any trust indenture, mortgage, promissory note, loan agreement or other Contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

(v)            any Contract for capital expenditures;

(vi)            any Contract limiting the freedom of the Company to engage or participate, or compete with any other Person, in any line of business, market or geographic area, or any Contract granting most favored nation pricing, exclusive sales, distribution, marketing or other exclusive rights, rights of refusal, rights of first negotiation or similar rights or terms to any Person, or any Contract otherwise limiting the right of the Company to sell, distribute or manufacture any products or services;

(vii)            any Contract subjecting the Company to an employee or customer non-solicitation provision;

(viii)            any Contract pursuant to which the Company is a lessor or lessee of any real property or any machinery, equipment, motor vehicles, office furniture, fixtures or other tangible personal property;

(ix)            any Contract of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the Liabilities or indebtedness of any other Person;

(x)            all Contracts to which the Company is a party and pursuant to which the Company has granted, licensed or provided any Company IP to any other Person;

(xi)            other than (i) non-disclosure agreements in the Company's standard form provided to the Buyer, which were entered into in the ordinary course of business consistent with past practice, and (ii) [*], all licenses, sublicenses and other Contracts to which the Company is a party and pursuant to which the Company acquired or is authorized to use any Intellectual Property of any third party;
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

(xii)            all Contracts pursuant to which the Company has agreed to any restriction on the right of the Company to enforce any Company IP or pursuant to which the Company agrees to encumber, transfer or sell rights in or with respect to any Company IP;

(xiii)            any Contract providing for the research or development of any technology or Intellectual Property, independently or jointly, by or for the Company;

(xiv)            any Contracts relating to the membership of, or participation by, the Company in, or the affiliation of the Company with, any industry standards group or association;

(xv)            any joint venture Contract, any Contract that involves a sharing of revenues, profits, cash flows, expenses or losses with other Persons or any Contract that involves the payment of royalties to any other Person;

(xvi)            any agreement of indemnification or warranty not entered into in the ordinary course of business or any Contract containing any support, maintenance or service obligation on the part of the Company;

(xvii)            any Contract for the employment of any director, officer, employee or consultant of the Company or any other type of Contract with any officer, employee or consultant of the Company that is not immediately terminable by the Company without cost or Liability, including any Contract requiring it to make a payment to any director, officer, employee or consultant on account of the Acquisition, any transaction contemplated by this Agreement or any Contract that is entered into in connection with this Agreement;

(xviii)            any Contract or plan, including any stock option, merger or stock bonus plan, relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of Company Capital Stock or any other securities of the Company or any options, warrants, convertible notes or other rights to purchase or otherwise acquire any such shares of stock, other securities or options, warrants or other rights therefor;

(xix)            any Contract under which the Company provides any advice or professional services to any third Person, including any consulting Contract or professional services Contract (including, for each such Contract, a description of the percentage of completion and expected additional hours, resources and costs necessary to complete such services);

(xx)            any Contract between the Company and any labor union or any collective bargaining agreement or similar contract with its employees;

(xxi)            any Contract with any agency or entity to provide temporary or leased employees or independent contractors to the Company;

(xxii)            any Contract with any investment banker, broker, advisor or similar party in connection with this Agreement, the Acquisition or the transactions contemplated hereby;
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

(xxiii)            any Contract pursuant to which the Company has, other than in the ordinary course of business, acquired a business or entity, or majority of assets of a business or entity, whether by way of merger, consolidation, purchase of stock, purchase of assets, exclusive license or otherwise, or any Contract pursuant to which the Company has any ownership interest in any other Person;

(xxiv)            any Contract with any Governmental Authority;

(xxv)            any settlement agreement;

(xxvi)             any Contract pursuant to which material rights of any third party are triggered or become exercisable, or under which any other material consequence, result or effect arises, in connection with or as a result of the execution of this Agreement or the consummation of the Acquisition or other transactions contemplated hereby, either alone or in combination with any other event;

(xxvii)                          any Company IP Contract; or

(xxviii)                          any other oral or written Contract or obligation to which the Company is party or bound not listed in clauses (i) through (xxvii) that individually has a payment obligation in excess of $[*] over the life of the Contract or is otherwise material to the business, operations, financial condition, properties or assets of the Company.

3.7.2              All Material Contracts are in written form.  The Company has performed in all material respects all obligations required to be performed by the Company and is entitled to all benefits under, and is not in default in respect of, any Material Contract.  Each Material Contract is in full force and effect, subject only to the effect, if any, of applicable bankruptcy and other similar laws affecting the rights of creditors generally and rules of law governing specific performance, injunctive relief and other equitable remedies.  There exists no default, event of default or event, occurrence, condition or act with respect to the Company or, to the Company's Knowledge, with respect to any other contracting party, which (with the giving of notice, the lapse of time or both) would reasonably be expected to:  (i) become a default or event of default under any Material Contract or (ii) give any third Person the right:  (A) to declare a default or exercise any remedy under any Material Contract, (B) to accelerate the maturity or performance of any obligation of the Company under any Material Contract or (C) to cancel, terminate or modify any Material Contract.  The Company has not received any notice or other communication regarding any actual or possible violation or breach of, default under or intention to cancel or modify any Material Contract.  True, correct and complete copies of all Material Contracts have been provided to the Buyer prior to the date hereof.

3.8            Compliance with Laws. Except as set forth on Section 3.8 of the Company Disclosure Schedule, the Company has complied and is in compliance in all material respects with, and is not in any material respect in conflict with, default under or violation of:  (a) order, judgment, preliminary or permanent injunction, temporary restraining order, award, citation, decree, consent decree or writ (collectively, "Orders") of any Governmental Authority affecting or relating to the Company's properties, assets or business; or (b) Laws affecting or relating to the Company's properties, assets or business.  Except as set forth on Section 3.8 of the Company Disclosure Schedule, the Company has not received from any Governmental Authority any notification in writing with respect to possible conflicts with, defaults under or violations of any Orders or Laws affecting or relating to the Company's properties, assets or business.  No event has occurred or circumstance exists that (with or without the lapse of time) (i) may constitute or result in a violation by the Company, or a failure on the part of the Company, to comply in any material respect with any Law, or (ii) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature.
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

3.9            Regulatory Compliance.

3.9.1            The Company has been and is, and the use and operation of the facilities, properties and assets on behalf of the Company have been and are, in compliance in all material respects with all applicable Laws, including Laws administered by the FDA or other Regulatory Authorities, and the Company has not violated in any material respect any such Laws and has not received any notice or other communication from the FDA or any other Regulatory Authority alleging any non-compliance with any applicable Law or Order.
3.9.2            There are no pending or, to the Company's Knowledge, threatened actions by the FDA or other Regulatory Authorities which would prohibit or impede the use or operation of the Company's properties or assets or the conduct of any of the Company's activities as currently conducted or contemplated to be conducted.  The Company has obtained and is in compliance with all Permits, and has timely filed all forms, applications, statements, reports, data and other information, required to be obtained from or filed with the FDA or any other Regulatory Authority in connection with the conduct of the Company's activities and the use and operation of the Company's facilities, properties or assets except where a failure to file timely has not had or would not reasonably be expected to have a Material Adverse Effect.  All filings with and submissions to the FDA and other Regulatory Authorities were true, accurate and complete in all material respects as of the date made and, to the extent required to be updated, have been updated to be true, accurate and complete in all material respects as of the date of such update.  The Company has not made any false statements of a material fact or fraudulent statements on, or failed to disclose a material fact from, the applications, approvals, reports, correspondence and other submissions the Company has made to the FDA or other Regulatory Authorities, including such prepared or maintained to comply with the requirements of the FDA or such other Regulatory Authorities relating to the Company's properties or assets, that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities," or similar policies, or for any other Regulatory Authority to invoke any similar policies, set forth in any applicable Laws.  Neither the Company nor any of its officers, employees or agents has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar Laws or authorized by 21 U.S.C. § 335a(b) or any similar Laws.
3.9.3            The Company has set forth on Exhibit E a complete and accurate listing and description of all INDs and Permits for each product candidate held by the Company.  The Company has provided to the Buyer true, correct and complete copies of all material data of the Company and all correspondence and the minutes of all meetings between the Company and the FDA or any other Regulatory Authority.
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

3.9.4            All manufacturing operations performed by or on behalf of the Company have been and are being conducted in all material respects in compliance with FDA regulations and guidance and applicable foreign Regulatory Authority requirements.
3.9.5            No third party engaged by the Company to perform any activities related to the development of Program Assets has, with respect to such activities, utilized any Person that is or has been debarred by the FDA or any other Governmental Authority or that is under investigation by the FDA or any other Governmental Authority for debarment action pursuant to the provisions of the Generic Drug Enforcement Act of 1992 or any similar Law.
3.10            Clinical Studies.  The nonclinical studies and clinical trials conducted by or on behalf of the Company were and, if still ongoing, are being conducted in compliance in all material respects with the applicable protocol for such studies or trials and all Laws and Permits applicable to such studies and trials, including the Federal Food, Drug and Cosmetic Act and the rules, regulations and guidances promulgated thereunder.  All materials used in such studies or trials have complied in all material respects with all applicable Permits and Laws, and there have not been any material deficiencies or defects in such materials.  No nonclinical studies or clinical trials conducted by or on behalf of the Company have been terminated or suspended by the FDA or any other Regulatory Authority.  The Company has not received any notices or correspondence from the FDA or any other Regulatory Authority requiring the termination, suspension or material modification of any nonclinical study or clinical trial conducted by or on behalf of the Company.  The Company has not received any notice or other communication from any Person threatening any claim or lawsuit against the Company arising from any clinical trial conducted by or on behalf of the Company.  The Company has complied in all material respects with all applicable security and privacy standards regarding protected health information under the Health Insurance Portability and Accountability Act, as amended, and any applicable privacy Laws.

3.11            Financial Statements.

3.11.1                The Company has provided the Buyer with the following financial statements of the Company (collectively, the "Financial Statements"), which are included as Section 3.11 of the Company Disclosure Schedule: (a) the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2011, including the audited balance sheet and statements of income, changes in stockholder's equity and cash flows as of and for the period ended on such date (including the notes thereto), and (b) the unaudited financial statements of the Company as of and for the eleven (11) month period ended November 30, 2012, including the unaudited balance sheet and statements of income, changes in stockholder's equity and cash flows as of and for the period ended on such date (including the notes thereto).  The Financial Statements (i) are derived from and in accordance with the books and records of the Company; (ii) comply as to form with applicable accounting requirements with respect thereto as of their respective dates; (iii) have been prepared in conformity with GAAP applied on a consistent basis throughout the periods indicated, except as may be indicated in the notes thereto or, in the case of unaudited statements which do not contain footnotes, subject to normal recurring year-end adjustments; (iv) fairly present the financial position of the Company as of the dates indicated therein, subject, in the case of unaudited interim period financial statements, to normal recurring year end audit adjustments, none of which will,  individually or in the aggregate, be material in amount; and (v) are true, complete and correct in all material respects.  Each statement of income and cash flows contained in the Financial Statements presents fairly the results of operations and cash flows of the Company for the period covered by such statement.  No statement of income contained in the Financial Statements includes any items of special or nonrecurring income or any other income not earned in the ordinary course of business, except as expressly specified therein.

[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1
3.11.2                None of the Company, the Company's independent auditors nor any current or former officer, director, employee, consultant or agent of the Company has identified or been made aware of any fraud, whether or not material, that involves management of the Company or any current or former officer, director, employee, consultant or agent of the Company or any claim or allegation regarding any of the foregoing.  No attorney representing the Company, whether or not employed by the Company, has reported to the Company Board or any committee thereof, or to any director or officer of the Company, evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any officer, director, employee, consultant or agent of the Company.  There has been no change in the Company accounting policies since the Company's inception, except as described in the Financial Statements.

3.11.3                Section 3.11.3 of the Company Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains accounts of any nature, the account numbers of such accounts and the names of all Persons authorized to draw thereon or make withdrawals therefrom.

3.12            Claims and Proceedings. Except as set forth on Section 3.12 of the Company Disclosure Schedule:  (i) there is no outstanding Order of any Governmental Authority against or involving the Company, any of the Company's facilities, properties or assets or any of the Company's directors, officers, employees or consultants (in their capacities as such or relating to their employment, services or relationship with the Company), and (ii) no Governmental Authority has, since May 20, 2011, challenged, questioned, commenced or given notice of intention to commence any investigation relating to the legal right of the Company to conduct its business as currently conducted.  Except as set forth on Section 3.12 of the Company Disclosure Schedule, there is no action, arbitration, hearing, cause of action, claim, counterclaim, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether public or private) or legal, administrative or arbitral proceeding or investigation, in each case, before any Governmental Authority, arbitrator or arbitration panel (each, a "Claim") (whether or not the defense thereof or Liabilities in respect thereof are covered by insurance), pending or, to the Company's Knowledge, threatened against or involving the Company, any of the Company's facilities, properties or assets or any of the Company's directors, officers, employees or consultants (in their capacities as such or relating to their employment, services or relationship with the Company).  To the Company's Knowledge, no event has occurred since May 20, 2011 and no circumstances exist that would reasonably be expected to give rise to any Claim by or against the Company.  To the Knowledge of the Company, there is no reasonable basis for any Person to assert a Claim against the Company based upon the Company entering into this
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

Agreement, the other Transaction Documents or any of the transactions contemplated hereby or thereby.  The Company has no Claim pending or under investigation against any other Person.
3.13        No Finder. Except as set forth in Section 3.13 of the Company Disclosure Schedule, no agent, broker, investment banker or other Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee from the Company in connection with the Acquisition or any of the other transactions contemplated by this Agreement.

3.14            Absence of Certain Changes and Events. Since November 30, 2012:  (a) the Company has not experienced any event or condition, and to the Company's Knowledge, no event or condition exists, that, individually or in the aggregate, has had or is reasonably likely to have, a Material Adverse Effect; (b) the Company has conducted its business in the ordinary course consistent with past practice; (c) the Company has not entered into any Contract, letter of intent or term sheet with respect to any acquisition, sale, license or transfer of any asset of the Company; (d) except as required by GAAP, there has not occurred any change in accounting methods or practices (including any change in depreciation or amortization policies or rates or revenue recognition policies) by the Company or any revaluation by the Company of any of its assets; (e) there has not occurred any declaration, setting aside or payment of a dividend or other distribution with respect to any securities of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its securities; (f) the Company has not entered into, amended or terminated any Material Contract outside of the ordinary course of business of the Company pursuant to past practice, and there has not occurred any material default under any Material Contract; (g) there has not occurred any amendment or change to the Company Certificate of Incorporation or the Company Bylaws; (h) there has not occurred any increase in or modification of the compensation or benefits payable or to become payable by the Company to any director, officer, employee or consultant of the Company paid annual compensation, any modification of any "nonqualified deferred compensation plan" within the meaning of Section 409A of the Code or any loan or extension of an existing loan to any director, officer, employee or consultant of the Company (other than routine expense advances to employees of the Company consistent with past practice and the termination of the Incentive Compensation Plan and rights granted thereunder), and the Company has not entered into any Contract to grant or provide, nor has the Company granted or provided, any severance, bonus, commission, acceleration of vesting (of benefits or equity) or other similar benefits to any director, officer, employee or consultant of the Company; (i) the Company has not paid any bonus, commission, change in control, retention pay or other compensation, other than regular base compensation, to any director, officer, employee or consultant of the Company; (j) the Company has not incurred, created or assumed any Lien on any of its assets or properties, any Liability for borrowed money or any Liability as guaranty or surety with respect to the obligations of any other Person; (k) there has been no material damage, destruction or loss, whether or not covered by insurance, affecting the assets, properties or business of the Company; and (l) there has not occurred any announcement, any negotiation or any entry into any Contract by the Company to do any of the things described in the preceding clauses (a) through (k), other than negotiations and agreements with the Buyer and its representatives regarding the Acquisition.
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

3.15      Foreign Corrupt Practices. The Company does not own any securities of Buyer.  Neither the Company nor to the Company's knowledge, any director, officer, Affiliate, employee, consultant, agent or other Person, in their capacity as such or relating to their employment, services or relationship with the Company or otherwise acting on behalf of the Company, has:  (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) has, directly or indirectly, given, offered, paid, promised to pay or authorized payment of any money, any gift or anything of value with the purpose of influencing any act or decision of the recipient in such recipient's official capacity or inducing the recipient to use such recipient's influence to affect an act or decision of a government official or employee or otherwise made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds or otherwise, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of Law or (iv) violated in any respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.
3.16            Taxes. Except as set forth on Schedule 3.16:  (a) the Company has properly filed on a timely basis all Tax Returns that it was required to file on or before the Closing, (b) all such Tax Returns are true, correct and complete in all respects and were prepared in compliance with all applicable Laws and regulations, (c) the Company has paid on a timely basis all Taxes, whether or not shown on any Tax Return, that were due and payable, (d) all Taxes that are required to have been withheld by the Company have been withheld and timely paid to the appropriate authorities in compliance with all Tax withholding provisions (including income, social security and employment Tax withholding for all types of compensation), (e) there is no lien for Taxes upon any of the Company's facilities, properties and assets nor, to the Knowledge of the Company, is any taxing authority in the process of imposing any lien for Taxes on any of the Company's facilities, properties and assets, other than liens for Taxes that are not yet due and payable, (f) no issues that have been raised by the relevant taxing authority in connection with any examination of the Tax Returns are currently pending, and all deficiencies asserted or assessments made, if any, as a result of such examinations have been paid in full, (g) the Company has not engaged in any transaction that could give rise to (1) a reporting obligation under Section 6111 of the Code or the regulations thereunder, (2) a list maintenance obligation under Section 6112 of the Code or the regulations thereunder, (3) a disclosure obligation of a "reportable transaction" under Section 6011 of the Code and the regulations thereunder, or (4) any similar obligation under any predecessor or successor Law or comparable provision of the Laws of any other jurisdiction, (h) none of the Tax Returns filed by the Company or Taxes payable by the Company are the subject of an audit, action, suit, proceeding, claim, examination, deficiency or assessment by any taxing authority, and no such audit, action, suit, proceeding, claim, examination, deficiency or assessment is currently pending or, to the Company's Knowledge, has been threatened in writing, (i) the Company is not currently the beneficiary of any extension of time within which to file any Tax Return, and the Company has not waived any statute of limitation with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency, (j) the Company is not a party to or member of any joint venture, partnership, limited liability company or other arrangement or contract which could be treated as a partnership for United States federal income Tax purposes or any similar provision of the Laws of any applicable jurisdiction, (k) the Company is not, and has not been, a U.S. real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, (l) the Company has never been either a "controlled corporation" or a "distributing corporation" (within the meaning of  Section 355(a)(1)(A) of the Code) with respect to a transaction that was described in, or intended to qualify as a tax-free transaction pursuant to Section 355 of the Code, (m) the Company has not made or agreed to make any adjustment under Section 481(a) of the Code (or any corresponding provision of state, local or foreign Tax Law) by reason of a change in accounting method or otherwise, and will not be required to make such an adjustment as a result of the transactions contemplated by this Agreement, (n) the Company is not a party to any Tax sharing agreement or similar arrangement, (o) the Company has never been a member of a group filing a consolidated federal income Tax Return or a combined, consolidated, unitary or other affiliated group Tax Return for state, local or foreign Tax purposes (other than a group the common parent of which is the Company), and the Company does not have any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any corresponding provision of state, local or foreign Tax Law), or as a transferee or successor, or by contract, or otherwise, (p) the unpaid Taxes of the Company did not, as of the date of the Financial Statements, exceed the reserve for actual Taxes (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as shown on the Financial Statements, (q) the Company has not received notice of a claim by a tax authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Tax in that jurisdiction, and (r) the Company will not be required to include any item of income in, or exclude any item of deduction from, Taxable income for any Taxable period (or portion thereof) ending after the Closing Date as a result of any (1) installment sale or open transaction disposition made on or prior to the Closing Date, (2) prepaid amount received on or prior to the Closing Date, (3) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state or local income Tax Law), or (4) election under Section 108(i) of the Code.
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1
3.17            No Undisclosed Liabilities. Except as set forth in Section 3.17 of the Company Disclosure Schedule, there are no Liabilities of the Company of any kind and to the Company's Knowledge, there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a Liability, other than:

3.17.2                Liabilities disclosed or provided for in the balance sheet included in the Financial Statements as of November 30, 2012 (the "Company Balance Sheet"); provided, however, that all obligations of the Company to its bondholders and lenders shall have been converted to Common Stock or paid in full prior to the Closing Date; or

3.17.3                Liabilities incurred since November 30, 2012 in the ordinary course of business.
Except for Liabilities reflected in the Financial Statements, the Company has no off balance sheet Liability of any nature to, or any financial interest in, any third party or entities, the purpose or effect of which is to defer, postpone, reduce or otherwise avoid or adjust the recording of debt expenses incurred by the Company.  All reserves that are set forth in or reflected in the Company Balance Sheet have been established in accordance with GAAP consistently applied and are adequate.
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

        3.18   Litigation. Except as set forth in Section 3.18 of the Company Disclosure Schedule:  (a) there is no action, suit, hearing, arbitration, claims, orders, administrative, or other proceeding, audit or investigation (collectively, the "Proceedings") pending against, or threatened against or affecting the Company, its business or any of its assets or pending or threatened by the Company against any Person and (b) the Company is not subject to any Order or settlement agreement.  Other than as set forth in Section 3.18 of the Company Disclosure Schedule, no Governmental Authority has at any time challenged, questioned, commenced or given notice of intention to commence any investigation relating to the legal right of the Company to conduct the business as now conducted by the Company.  No event has occurred or circumstances exists that reasonably may give rise to any Proceeding by or against the Company.
3.19            Interested Party Transactions. No employee, officer, director or stockholder of the Company or Affiliate or immediate family member of any such Person is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any such person, other than for payment of salary for services rendered or for other standard employee benefits made generally available to all employees of the Company.  To the Company's Knowledge, none of such Persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except in connection with the ownership of not more than five percent (5%) of the stock in any publicly-traded company.  No employee, officer, director or stockholder of the Company or Affiliate or immediate family member of any such Person is, directly or indirectly, interested in any Contract with the Company.

3.20            Labor Matters.

3.20.1                          Except as set forth in Section 3.20.1 of the Company Disclosure Schedule, since May 20, 2011, there have been and there are no:  (i) labor strikes, disputes, slowdowns, picketing, representation or certification campaigns, work stoppages or other concerted activities with respect to employees of the Company pending or threatened against or affecting the Company; (ii) grievance or arbitration proceedings, decisions, side letters, letter agreements, letters of understanding or settlement agreements or (iii) activities or proceedings of any labor union or employee association to organize any employees of the Company.

3.20.2                          Except to the extent set forth in Section 3.20.2 of the Company Disclosure Schedule, since May 20, 2011, there have been and there are no pending or threatened Claims before any Governmental Authority, arbitrator or arbitral forum regarding:  (i) violations or alleged violations of any federal, provincial, state or local wage and hour Law or any federal, provincial, state or local Law with respect to discrimination or harassment on the basis of race, color, creed, national origin, gender age, religion, disability, veteran status, medical condition or any other basis under such federal, provincial, state or local Law, (ii) any claimed violation of Title VII of the 1964 Civil Rights Act, as amended, the Age Discrimination and Employment Act, as amended, or any analogous federal, provincial, state or local Law, (iii) any allegation or claim arising out of Executive Order 11246 or any other applicable order relating to governmental contractors or state contractors or (iv) any violation or alleged violation of any other federal, provincial, state or local statute or ordinance, or any other applicable Laws with respect to wages, hours, employment practices, terms and conditions of employment, discrimination, harassment, retaliation, immigration, occupational health and safety, and privacy.  The Company has complied in all material respects with all applicable Laws related to employment and employment practices, terms and conditions of employment, wages and hours, classification of employees as exempt or non-exempt under applicable minimum wage and overtime compensation Laws, classification of consultants as independent contractors, occupational health and safety, discrimination, harassment, retaliation, immigration, and equal employment opportunity.

[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1
3.20.3                          Except as set forth in Section 3.20.3 of the Company Disclosure Schedule, the employment of each Company Employee is terminable at will without cost or liability to the Company, except for amounts earned prior to the time of termination.  Since May 20, 2011, the Company has classified all of its employees correctly as exempt or non-exempt (as applicable) under the Fair Labor Standards Act of 1938, as amended, and under any similar Law of any state or other jurisdiction applicable to such employees.  Any Persons since May 20, 2011, engaged by the Company as consultants or contract laborers or independent contractors, rather than employees, have been properly classified as such, are not entitled to any compensation or benefits to which regular, full-time employees of the Company are or were at the relevant time entitled, were and have been engaged in accordance with all applicable Laws, and have been treated accordingly and appropriately for all Tax purposes.

3.20.4                          The Company has not, since May 20, 2011 been and is a not party to or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement or other contract or understanding with a labor union or labor organization.

3.20.5                          To the Knowledge of the Company, no employee or consultant of the Company is in material violation of:  (i) any term of any employment or consulting Contract or (ii) any term of any other Contract or any restrictive covenant relating to the right of any such employee or consultant to be employed by or to render services to the Company or to use trade secrets or proprietary information of others.  To the Knowledge of the Company, the employment of any employee or engagement of any consultant by the Company does not subject it to any Liability to any third party.

3.21            Employee Benefits.

3.21.1                          Section 3.21.1 of the Company Disclosure Schedule sets forth a true and complete list of each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and each and every other written, unwritten, formal or informal plan, agreement, program, policy or other arrangement involving direct or indirect compensation (other than workers' compensation, unemployment compensation and other government programs), employment, severance, consulting, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, other forms of incentive compensation, post-retirement insurance benefits, or other benefits, entered into, maintained or contributed to by the Company or with respect to which the Company has or may in the future have any liability (contingent or otherwise).  Each plan, agreement, program, policy or arrangement required to be set forth on the Company Disclosure Schedule pursuant to the foregoing is referred to herein as a "Benefit Plan."
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

3.21.2                          The Company has delivered the following documents to the Buyer with respect to each Benefit Plan:  (1) correct and complete copies of all documents embodying such Benefit Plan, including (without limitation) all amendments thereto, and all related trust documents, (2) a written description of any Benefit Plan that is not set forth in a written document, (3) the most recent summary plan description together with the summary or summaries of material modifications thereto, if any, (4) the [*] most recent annual actuarial valuations, if any, (5) all IRS or Department of Labor ("DOL") determination, opinion, notification and advisory letters, (6) the [*] most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, (7) all material correspondence to or from any Governmental Authority received in the last [*], (8) all discrimination tests for the most recent [*], and (9) all material written agreements and contracts currently in effect, including administrative service agreements, group annuity contracts, and group insurance contracts.

3.21.3                          Each Benefit Plan has been maintained and administered in all respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (foreign and domestic), including ERISA and the Code, which are applicable to such Benefit Plans.  All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Benefit Plans have been timely made or accrued.  Each Benefit Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is so qualified and either: (1) has obtained a currently effective favorable determination notification, advisory and/or opinion letter, as applicable, as to its qualified status (or the qualified status of the master or prototype form on which it is established) from the IRS covering the amendments to the Code effected by the Tax Reform Act of 1986 and all subsequent legislation for which the IRS will currently issue such a letter, and no amendment to such Benefit Plan has been adopted since the date of such letter covering such Benefit Plan that would adversely affect such favorable determination; or (2) still has a remaining period of time in which to apply for or receive such letter and to make any amendments necessary to obtain a favorable determination.

3.21.4                          No plan currently or ever in the past maintained, sponsored, contributed to or required to be contributed to by the Company or any of its current or former ERISA Affiliates is or ever in the past was (1) a "multiemployer plan" as defined in Section 3(37) of ERISA, (2) a plan described in Section 413 of the Code, (3) a plan subject to Title IV of ERISA, (4) a plan subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA, or (5) a plan maintained in connection with any trust described in Section 501(c)(9) of the Code.  The term "ERISA Affiliate" means any Person that, together with the Company, would be deemed a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

3.21.5                          The Company is not subject to any liability or penalty under Sections 4975 through 4980B of the Code or Title I of ERISA.  The Company has complied with all applicable health care continuation requirements in Section 4980B of the Code and in ERISA.  No "Prohibited Transaction" (within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA and not otherwise exempt under Section 408 of ERISA) has occurred with respect to any Benefit Plan.
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

3.21.6                          No Benefit Plan provides, or reflects or represents any liability to provide, benefits (including, without limitation, death or medical benefits), whether or not insured, with respect to any former or current employee, or any spouse or dependent of any such employee, beyond the employee's retirement or other termination of employment with the Company other than (1) coverage mandated by Part 6 of Title I of ERISA or Section 4980B of the Code, (2) retirement or death benefits under any plan intended to be qualified under Section 401(a) of the Code, (3) disability benefits that have been fully provided for by insurance under a Benefit Plan that constitutes an "employee welfare benefit plan" within the meaning of Section (3)(1) of ERISA, or (4) benefits in the nature of severance pay with respect to one or more of the employment contracts set forth on Section 3.21.1 of the Company Disclosure Schedule.

3.21.7                          There is no contract, plan or arrangement covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment as a result of the transactions contemplated by this Agreement of any amount that would not be deductible by the Company by reason of Section 280G of the Code.  For purposes of the foregoing sentence, the term "payment" shall include any payment, acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement (alone or together with any other event which, standing alone, would not by itself trigger such entitlement or acceleration) will not (1) entitle any Person to any payment, forgiveness of indebtedness, vesting, distribution, or increase in benefits under or with respect to any Benefit Plan, (2) otherwise trigger any acceleration (of vesting or payment of benefits or otherwise) under or with respect to any Benefit Plan, or (3) trigger any obligation to fund any Benefit Plan.

3.21.8                          No action, suit or claim (excluding claims for benefits incurred in the ordinary course) has been brought or is pending or threatened against or with respect to any Benefit Plan or the assets or any fiduciary thereof (in that Person's capacity as a fiduciary of such Benefit Plan).  There are no audits, inquiries or proceedings pending or threatened by the IRS, DOL, or other Governmental Authority with respect to any Benefit Plan.

3.21.9                          With respect to each Benefit Plan that is a "nonqualified deferred compensation plan" (as defined for purposes of Section 409A(d)(1) of the Code), (1) such plan has been operated since January 1, 2005 in compliance with Section 409A of the Code and all applicable IRS guidance promulgated thereunder to the extent such plan is subject to Section 409A of the Code and so as to avoid any tax, interest or penalty thereunder; (2) the document or documents that evidence each such plan have conformed to the provisions of Section 409A of the Code and the final regulations under Section 409A of the Code since December 31, 2008; and (3) as to any such plan in existence prior to January 1, 2005 and not subject to Section 409A of the Code, has not been "materially modified" (within the meaning of IRS Notice 2005-1) at any time after October 3, 2004.  No stock option or similar right granted by the Company (whether currently outstanding or previously exercised) is, has been or would be, as applicable, subject to any tax, penalty or interest under Section 409A of the Code.

[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1
3.21.10                          No stockholder of the Company holds Company Common Stock that is non-transferable and subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code with respect to which a valid election under Section 83(b) of the Code has not been made.

3.18.11                          Except as set forth on Section 3.21.11 of the Company Disclosure Schedule, no Benefit Plan is maintained outside the jurisdiction of the United States, or covers any employee residing or working outside the United States (any such Benefit Plan, a "Foreign Benefit Plan").  With respect to any Foreign Benefit Plans, (A) all Foreign Benefit Plans have been established, maintained and administered in compliance in all material respects with their terms and all applicable statutes, laws, ordinances, rules, orders, decrees, judgments, writs, and regulations of any controlling Governmental Authority, (B) all Foreign Benefit Plans that are required to be funded are fully funded, and with respect to all other Foreign Benefit Plans, adequate reserves therefor have been established on the Closing Statement, and (C) no material liability or obligation of the Company exists with respect to such Foreign Benefit Plans that has not been disclosed on Section 3.21.11 of the Company Disclosure Schedule.

3.22            Licenses, Permits and Registrations.  Section 3.22 of the Company Disclosure Schedule contains a true and complete list of all Permits held by the Company, including all Permits that are required for the operation of the Company's business as currently conducted.  The Company has provided to Buyer true and complete copies of each of the Permits listed in Section 3.22 of the Company Disclosure Schedule.  The Company owns, holds or possesses all Permits that are required by any Governmental Authority or Law to permit it to conduct its business.  The Company is in compliance in all material respects with all such Permits.  All such Permits are valid and in full force and effect.  The Company is not in default or violation of any Permit.  No condition exists that, with notice or lapse of time or both, would constitute a default or violation under, any Permit held by the Company.  There is no pending or threatened action, investigation or proceeding with respect to the revocation, cancellation, suspension or nonrenewal of any such Permit.  The Company has not received notice from any Governmental Authority:  (a) asserting the violation of the terms of any such Permit, (b) threatening to revoke, cancel, suspend or not renew the terms of any such Permit or (c) seeking to impose fines, penalties or other sanctions for violation of the terms of any such Permit.  None of such Permits will be terminated, or will become terminable, in whole or in part, pursuant to their terms as a result of this Agreement or the consummation of the Acquisition or the other transactions contemplated by this Agreement or the other Transaction Documents.

3.23            Environmental Matters.

3.23.1                Except as listed in Section 3.23.1 of the Company Disclosure Schedule, no written notice, notification, demand, Lien, request for information, citation, summons, complaint or Order has been received by the Company, and no penalty has been assessed and no action, claim, suit, proceeding, investigation or review is pending or threatened by any Governmental Authority or other Person against or directed at (as the case may be) the Company, and relating to or arising under any Environmental Law.

3.23.2                There are no material Liabilities of the Company under any Environmental Law of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there are no facts, circumstances or conditions, existing, initiated or occurring prior to the Closing Date which have resulted or may result in any such Liability.

[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

3.23.3                Except as listed in Section 3.23.3 of the Company Disclosure Schedule, the Company is and has been in compliance in all material respects with all Environmental Laws and have obtained and are in compliance in all material respects with all applicable Environmental Permits and have timely filed all applications and renewals for all applicable Environmental Permits, and such Environmental Permits are valid and in full force and effect and will not be terminated or impaired or become terminable, in whole or in part.

3.23.4                To the Company's Knowledge, none of the property owned, leased, occupied, or operated by the Company is affected by any condition, and there has been no activity or failure to take any action by the Company, that could reasonably be expected to result in any material liability or obligation under any Environmental Law.

3.23.5                There are no Hazardous Substances present in quantities greater than those allowed by applicable Environment Laws on or in the environment at any real property owned or leased by the Company or at any geologically or hydrologically adjoining property.  There has been no disposal, treatment or Release of a Hazardous Substances or hazardous waste to the environment at any facility now operated by it (or any predecessor for which it may be responsible) or at any facility formerly owned or operated by it (or any predecessor for which it may be responsible) that in each case that could give rise to material liability under any Environmental Law.  No Company employee or other Person has been injured as a result of Release of Hazardous Substances at any facility currently or formerly operated by the Company.

3.23.6                No waste has been disposed of by the Company at any site or location that could give rise to material liability under any Environmental Law.

3.23.7                All Phase One, Phase Two, and other environmental assessments or reports, and all environmental compliance audits of facilities now or formerly owned, leased, controlled or operated by the Company have been made available to the Buyer.

3.23.8                The Company has not assumed by contract, agreement (including any administrative Order, consent agreement, lease or sale lease-back) or operation of Law, or otherwise agreed, to (i) indemnify or hold harmless any other Person for any material violation of any Environmental Law or any material obligation or liability thereunder, or (ii) assume any material liability for any Release of any Hazardous Substances, conduct any response, removal or remedial action with regard to any Release of any Hazardous Substances, or implement any institutional controls (including any deed restrictions) regarding any existing Hazardous Substances.

3.23.9                The Company has not given any release or waiver of liability that would waive or impair any claim, demand, or action related to any material Release of any Hazardous Substances in, on, under, to or from any real property against a previous owner or operator of any real property or against any other Person who may be potentially responsible for such Release.

3.23.10                          To the Company's Knowledge, no underground storage tanks, friable asbestos, lead-based paint, or polychlorinated biphenyls are located at any property currently owned, leased or operated by the Company.
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1
        3.24            Insurance. Section 3.24 of the Company Disclosure Schedule sets forth a list of all insurance policies maintained in connection with the business and assets of the Company, including all legally required workers' compensation insurance and errors and omissions, casualty, fire and general liability insurance.  The insurance policies to which this Section 3.24 refers are in full force and effect, and all premiums due thereon have been paid.  Section 3.24 of the Company Disclosure Schedule also contains a list of all pending claims which are covered by the insurance policies maintained by the Company and any instances since June 1, 2011 of a denial of coverage of the Company by any insurer, and, the estimated amounts of such claims as listed on Section 3.23 of the Company Disclosure Schedule have been reasonably determined.  No insurer under any such policy has cancelled or generally disclaimed Liability under any such policy or indicated any intent to do so or to materially increase the premiums payable under or not renew any such policy.  The Company is not in breach or default, and the Company has not taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute a breach or default, or permit termination or modification, of any of such insurance policies.

3.25           Real Property.

3.25.1                Section 3.25.1 of the Company Disclosure Schedule sets forth a list of each lease, sublease or similar Contract and all amendments thereto (the "Leases") under which the Company is lessee or sublessee of, or holds or operates, any real property owned by any third Person (the "Leased Real Property").  The Leased Real Property comprises all of the real property occupied or otherwise used by the Company.

3.25.2                Complete and correct copies of all Leases have been delivered to the Buyer by the Company.  All Leases are valid, binding and in full force and effect and are enforceable by the Company in accordance with their terms and, except for amendments identified in Section 3.25.2 of the Company Disclosure Schedule, have not been modified, amended, nor any provision thereof waived and constitute the entire agreement between the lessor and lessee with respect to the premises so demised.  The Company is not, nor is it alleged to be in breach or violation of, or in default under, nor has there occurred any event or condition which (with or without notice or lapse of time or both) would constitute a breach or violation of, or default under, any Lease by the Company.  None of the counterparties to any Lease has given notice of termination of, or is seeking to amend, any Lease. The Company:  (i) does not sublease or license to any Person the right to use or occupy the Leased Real Property or any portion thereof, (ii) has not, except as noted on Section 3.25.2 of the Company Disclosure Schedule, collaterally assigned or granted any security interest in the Leased Real Property or any interest therein and (iii) has not created any Liens on the Leased Real Property, on the estate or interest created by any Lease.  All premises leased under the Leases are in good working condition and repair, ordinary wear and tear excepted, and are suitable for the conduct of the Company's business.

3.25.3                The Company currently does not own any real property.

[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1
3.26            Title to Tangible Property and Assets.  Except as noted on Section 3.26 of the Company Disclosure Schedule, the Company has good and valid title to all of its tangible properties and interests in tangible properties and assets, real and personal reflected on the Company Balance Sheet or acquired after November 30, 2012, or, with respect to leased tangible properties and assets, valid leasehold interests in such properties and assets which afford the Company valid leasehold possession of the properties and assets that are the subject of such leases, in each case, free and clear of all Liens.  The tangible property and equipment of the Company that is used in the operation of its business is in good operating condition and repair, subject to normal wear and tear, and is not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business consistent with past practice.  All tangible properties used in the operation of the Company are reflected on the Company Balance Sheet to the extent required under GAAP to be so reflected.

3.27            Books and Records.  The Company has provided to the Buyer or its counsel true, correct and complete copies of each document that has been requested by the Buyer or its counsel in connection with this Agreement or the Acquisition.  Without limiting the foregoing, the Company has provided to the Buyer or its counsel true, correct and complete copies of:   (a) all documents identified in the Company Disclosure Schedule, (b) the Company Certificate of Incorporation and the Company Bylaws or equivalent organizational or governing documents of the Company, each as currently in effect, (c) the minute books containing records of all proceedings, consents, actions and meetings of the shareholders of the Company, the Company Board and the committees of the Company Board, and (d) the stock ledger, journal and other records reflecting all stock issuances and transfers and all stock option and warrant grants and agreements of the Company.  The minute books of the Company provided to the Buyer contain a complete and accurate summary of all meetings of the stockholders of the Company, the Company Board, the committees of the Company Board or actions by written consent since the incorporation of the Company through the date hereof and accurately reflect all transactions referred to in such minutes.  The books, records and accounts of the Company:  (i) are true, correct and complete, (ii) have been maintained in accordance with reasonable business practices, (iii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets and properties of the Company, and (iv) accurately and fairly reflect the basis for the Financial Statements.

3.28            Disclosure. The Company has provided the Buyer with all the material information that the Buyer has reasonably requested for deciding whether to enter into this Agreement and all material information that the Company believes is reasonably necessary to enable the Buyer to make such a decision.  Neither this Agreement nor any of the exhibits, attachments, written statements, documents, certificates or other written items prepared for or supplied to Buyer by or on behalf of the Company with respect to the Acquisition:  (i) contains any untrue statement of a material fact or (ii) omits to state a material fact required to be stated herein or therein necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

3.29            Disclaimer.  It is the explicit intent, understanding and agreement of the Buyer that the Company is not making any representation or warranty whatsoever, oral or written, express or implied, other than those set forth in this Agreement, the Transaction Documents and any certificates furnished in connection with this Agreement or any Transaction Document.  Notwithstanding anything contained herein to the contrary, the Company is not making any representation, warranty or covenant with respect to any projections, estimates or budgets heretofore delivered to or made available to Buyer of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company.
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
Each Stockholder hereby, severally and not jointly, represents and warrants to the Buyer that each of the representations and warranties contained in this Article IV is true and correct as of the date hereof, as of the Closing Date and as of the date of delivery of any First Commercial Sale Payment or Net Sales Milestone Payment.
4.1            Organization and Qualification. Such Stockholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it was organized.

4.2            Ownership of the Shares. The number, class and series of shares of Company Capital Stock owned of record and beneficially by such Stockholder immediately prior to the Closing are set forth in Schedule A attached hereto.  As of immediately prior to the Closing, such Stockholder owns beneficially and of record all of the Shares owned by it and holds good and valid title to such Shares, free and clear of all Liens, and will sell, assign, transfer and deliver to the Buyer at the Closing good and valid title to such Shares, free and clear of all Liens.  Such Stockholder has the full right, power and authority to sell, assign, transfer and deliver good and valid title to the Shares to the Buyer, free and clear of any Liens.  Such Stockholder is not a party to any option, warrant, purchase right, or other Contract that could require such Stockholder to sell, assign, transfer or otherwise dispose of any shares of Company Capital Stock (other than this Agreement).  Such Stockholder is not a party to any right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement or stockholders agreement with respect to the purchase, sale or voting of any shares of Company Capital Stock or any securities convertible into, or exchangeable or exercisable for, any shares of Company Capital Stock.

4.3            Authority; Enforceability.  Such Stockholder has the legal capacity, full power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder.  All corporate or other actions or proceedings, if any, to be taken by or on the part of such Stockholder to authorize and permit the execution and delivery by it of this Agreement and the other Transaction Documents to which such Stockholder is a party and the instruments required to be executed and delivered by it pursuant hereto or thereto, the performance by such Stockholder of its obligations hereunder and thereunder, and the consummation by such Stockholder of the Acquisition and the other transactions contemplated hereby and thereby, has been duly and properly taken.  Each of this Agreement and the other Transaction Documents to which such Stockholder is a party has been duly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, shall constitute a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

4.4      Noncontravention.  The execution and the delivery by such Stockholder of this Agreement and the other Transaction Documents to which such Stockholder is a party do not, and the performance by such Stockholder of its obligations hereunder and thereunder, and the consummation of the Acquisitions and the other transactions contemplated hereby and thereby will not:  (i) conflict with or violate any Law or Order to which such Stockholder or any of its assets, property or rights is subject; (ii) conflict with or violate any provision of the charter, by-laws or equivalent organizational or governing document of such Stockholder that is an entity; or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contractual obligations or other arrangement to which such Stockholder is a party or by which such Stockholder is bound or to which any of its assets, properties or rights is subject (or result in the imposition of any lien upon any of their assets, properties or rights) or require such Stockholder to obtain any approvals.  The Stockholder's Representative is the exclusive agent designated to act, and is authorized to act, on such Stockholder's behalf with respect to the Transaction Documents and the Acquisition.
4.5            Purchase Entirely for Own Account. The Buyer Common Stock will be acquired for such Stockholder's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act, without prejudice, however, to such Stockholder's right at all times to sell or otherwise dispose of all or any part of the Buyer Common Stock in compliance with applicable federal and state securities Laws.  Nothing contained herein shall be deemed a representation or warranty by such Stockholder to hold the Securities for any period of time.  Except for [*], such Stockholder is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

4.6            Investment Experience. Such Stockholder acknowledges that it can bear the economic risk and complete loss of its investment in the Buyer Common Stock and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

4.7            Disclosure of Information. Such Stockholder has had an opportunity to receive all information related to the Buyer requested by it and to ask questions of and receive answers from the Buyer regarding the Buyer, its business and the terms and conditions of the issuance of the Buyer Common Stock.  Such Stockholder acknowledges receipt of copies of the SEC Filings.

4.8            Restricted Securities. Such Stockholder understands that the Buyer Common Stock are characterized as "restricted securities" under the U.S. federal securities Laws inasmuch as they are being acquired from the Buyer in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

4.9            Legends. It is understood that certificates evidencing the Buyer Common Stock may bear the following or any similar legend.
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

            4.9.1   "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED."
4.9.2           If required by the authorities of any state in connection with the issuance or sale of the Buyer Common Stock, the legend required by such state authority.

4.9.3            Notwithstanding the provisions of Sections 4.9.1 and 4.9.2, but subject to the requirements of Rule 144 under the Securities Act, the Buyer shall, upon the request of any Stockholder, cause to be issued to such Stockholder a replacement certificate for any Buyer Common Stock issued pursuant to this Agreement without the restrictive legend set forth in Section 4.9.1 and, to the extent legally possible, without any restrictive legend applied pursuant to Section 4.9.2.  The normal cost of issuing such replacement certificates, including, without limitation, the cost of obtaining any opinion of counsel, shall be borne by the Buyer.

4.10         Accredited Investor. Such Stockholder is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act.

4.11         No General Solicitation. Such Stockholder did not learn of the investment in the Buyer Common Stock as a result of any general solicitation or general advertising.

4.12         Prohibited Transactions.  Since the earlier of:  (a) such time as such Stockholder was first contacted by the Buyer or any other Person acting on behalf of the Buyer regarding the transactions contemplated hereby or (b) [*] prior to the date hereof, neither such Stockholder nor any Affiliate of such Stockholder which:  (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Stockholder's investments or trading or information concerning such Stockholder's investments, including in respect of the Buyer Common Stock, or (z) is subject to such Stockholder's review or input concerning such Affiliate's investments or trading (collectively, "Trading Affiliates") has, directly or indirectly, other than in compliance with applicable Law, effected or agreed to effect any short sale, established any "put equivalent position" (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Buyer Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Buyer Common Stock or with respect to any security that includes, relates to or derives any significant part of its value from the Buyer Common Stock or otherwise sought to hedge its position in the Buyer Common Stock (each, a "Prohibited Transaction").  Prior to the earlier to occur of the termination of this Agreement and the Closing Date, such Stockholder shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction other than in compliance with applicable Law.  Such Stockholder acknowledges that the representations, warranties and covenants contained in this Section 4.12 are being made for the benefit of the Stockholder as well as the Buyer and that each
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

of the other Stockholders shall have an independent right to assert any claims against such Stockholder arising out of any breach or violation of the provisions of this Section 4.12.
4.13         No Finder. No agent, broker, investment banker or other Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee from such Stockholder in connection with the Acquisition or any of the other transactions contemplated by this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE BUYER
Buyer represents and warrants to the Company and the Stockholders that each of the representations and warranties contained in this Article V is true and correct as of the date of this Agreement and as of the Closing Date.
5.1            Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted by it.

5.2            Authority Relative to this Agreement. Buyer has all necessary corporate power and authority to issue the Buyer Common Stock, to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and to consummate the Acquisition. The execution and delivery by the Buyer of this Agreement and the other Transaction Documents to which the Buyer is a party, the issuance of the Buyer Common Stock and the consummation of the Acquisition by the Buyer have been duly and validly authorized by all necessary corporate action on the part of the Buyer, and no other corporate proceedings of the Buyer are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the Acquisition.  Each of this Agreement and the other Transaction Documents to which the Buyer is a party has been or, when executed and delivered by the Buyer will be, duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery by the other Parties hereto and thereto, shall constitute a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of remedies (whether in a proceeding at law or in equity).

5.3            No Conflict. The execution and delivery of this Agreement by Buyer does not, and the performance by Buyer of its obligations hereunder and the consummation of the Acquisition will not: (i) conflict with or violate any provision of the Buyer's organizational documents or by-laws, each as amended to date, or any resolutions adopted by the Buyer Board or (ii) assuming that all filings and notifications described in Section 5.4 have been made, conflict with or violate any Law or Order applicable to Buyer or by which Buyer is bound or affected.
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

5.4      Required Filings and Consents. The execution and delivery of this Agreement by Buyer does not, and the performance by Buyer of its obligations hereunder and the consummation of the Acquisition will not, require any consent, approval, authorization or permit of, or filing by Buyer with, or notification by Buyer to, any Governmental Authority or any Third Party, other than filings that have been made pursuant to applicable state securities Laws and post-sale filings pursuant to applicable state and federal securities Laws which the Buyer undertakes to file within the applicable time periods.
5.5            Claims and Proceedings. There is no claim pending, and to the Buyer's Knowledge, there is no Claim (whether or not the defense thereof or Liabilities in respect thereof are covered by insurance), threatened that could reasonably be expected to impair or delay the ability of Buyer to effect the Closing, nor is there any Order of any Governmental Authority outstanding against, or, to the Buyer's Knowledge, investigation by any Governmental Authority that could reasonably be expected to impair or delay the ability of Buyer to effect the Closing.

5.6            No Finder. No agent, broker, investment banker or other Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee from the Buyer in connection with the Acquisition or any of the other transactions contemplated by this Agreement.

5.7            Valid Issuance of Shares; Reservation of Shares. The Buyer Common Stock, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the applicable state and federal securities Laws.

ARTICLE VI
COVENANTS RELATING TO THE CONDUCT OF THE BUSINESS
6.1            Access and Information. From the date hereof until the earlier of the Closing and the termination of this Agreement pursuant to Section 10.1, subject to applicable Laws, the Company shall: (i) afford Buyer and its Representatives reasonable access, during regular business hours and subject to reasonable notice, to the Company's facilities, properties and assets; (ii) furnish Buyer with copies of such documentation and information held by or under the control of the Company and related to the Company's facilities, properties and assets as Buyer may reasonably request and (iii) instruct the employees, consultants and advisors to reasonably cooperate with Buyer in its investigation of the Company's facilities, properties and assets.  No investigation pursuant to this Section 6.1 shall alter any representation or warranty given hereunder by the Company.  All information received by the Buyer pursuant to this Section 6.1 shall be governed by the terms of the Confidentiality Agreement.  In the event that Buyer requests any document or material pursuant to this Section 6.1 for which any attorney-client or other legal privilege is available, the Company's obligation to provide Buyer with access to such document or material shall be conditioned upon execution by the Company and Buyer of an appropriate common interest and confidentiality agreement in reasonable and customary form.

6.2            Conduct of Business. During the period from the date hereof until the earlier of the Closing and the termination of this Agreement pursuant to Section 10.1, except as otherwise contemplated by this Agreement or as Buyer otherwise agrees in writing in advance, the Company shall use commercially reasonable efforts to preserve intact the Company's facilities, properties and assets as in existence on the date of this Agreement.  By way of amplification and not in any way limiting the prior sentence, during the period from the date hereof to the Closing, except as otherwise contemplated by this Agreement or as Buyer shall otherwise consent in writing, the Company shall not:
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

6.2.1            Incur, create or assume any Lien (other than in the ordinary course of business) on any of the Company's facilities, properties and assets;

6.2.2            Sell, lease, license, transfer, abandon or dispose of any of the Company's facilities, properties or assets (including Intellectual Property);

6.2.3            Enter into any Contract related to the Company's facilities, properties or assets;

6.2.4            Dispose of or permit to lapse any rights in, to or for the use of any of the Company's facilities, properties or assets, or disclose to any Person not an employee of the Company any of the Company's confidential information or Trade Secrets not heretofore a matter of public knowledge, except as required by judicial or administrative process;

6.2.5            Settle or waive any Claims or other Proceedings:  (i) that would impair the ability of the Company to consummate the transactions contemplated by this Agreement or (ii) affecting the Company's facilities, properties or assets;

6.2.6            Initiate or file any Claim before any Governmental Authority;

6.2.7            (i) Hire any additional officers, (ii) hire any other employees, or any consultants or independent contractors, (iii) pay any bonus, increase the salary, commissions or bonus compensation of, or pay or agree to pay any severance or other special remuneration to, any officer, director, employee or consultant, except for (a) consideration in the aggregate amount of not more than $[*] paid in connection with the termination of rights under the Incentive Compensation Plan and the payment of performance bonuses for 2012 and (b) the amendment of the employment agreements of the Management Employees in a form acceptable to the Buyer, (iv) amend or enter into any employment or consulting Contract with any Person, or (v) adopt or amend any Benefit Plan, employee or compensation benefit plan, including any stock purchase, stock issuance or stock option plan, or amend any compensation, benefit, entitlement, grant or award provided or made under any such plan (except in each case as required under ERISA or other applicable Law or, as to any Benefit Plan intended to qualify under Section 401(a) of the Code, as necessary to maintain the qualified status of such plan under the Code);

6.2.8            Enter into any collective bargaining agreement, work council agreement, work force agreement or any other labor union Contract applicable to persons employed by the Company;

6.2.9            Issue, sell, create or authorize any shares of its capital stock of any class or series or any other of its securities, or issue, grant or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of its capital stock or any securities that are potentially exchangeable for, or convertible into, shares of its capital stock;
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

6.2.10                          Merge, consolidate or reorganize with, acquire, or enter into any other business combination with any Person other than Buyer, acquire any portion of the assets or securities of any such Person, or form any Subsidiary, or enter into any negotiations, discussions or agreement for such purpose;

6.2.11                          Amend its certificate of incorporation or bylaws or other comparable charter documents, other than as specifically contemplated by this Agreement;

6.2.12                          Change, alter or obtain any insurance coverage;

6.2.13                          Do any other act which would cause any representation or warranty of the Company in this Agreement to be or become untrue in any material respect or intentionally omit to take any action necessary to prevent any such representation or warranty from being untrue in any material respect at such time;

6.2.14                          Adopt or propose any changes to its Amended and Restated Certificate of Incorporation, by-laws or other organizational documents;

6.2.15                          Enter into any Contract that limits or otherwise restricts the Company after the Closing Date;

6.2.16                Make any payment of, or in respect of, any Tax to any Person or any taxing authority, except to the extent that the Company reasonably believes in good faith such payment is in respect of a Tax that is due and payable or has been properly estimated in accordance with applicable Law as applied in a manner consistent with the prior practice of the Company;

6.2.17                Make or change any material Tax election, change any annual accounting period, adopt or change any material accounting method, file any amended Tax Return, enter into any closing agreement, settle any material Tax claim or assessment, surrender any right to any claim or Tax refund, or consent to any extension or waiver of the limitations period applicable to any material Tax claim or assessment;

6.2.18                Take any action or fail to take any action that would be reasonably likely to cause a Material Adverse Effect;

6.2.19                          Enter into any Contract or take any actions otherwise permitted under this Section 6.3, except in the ordinary course of business; or

6.2.20                          Authorize or enter into any Contract with respect to any of the foregoing.
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

 In addition, the Company shall continue to take commercially reasonable and customary measures and precautions to protect and maintain the confidentiality of the Company's facilities, properties or assets, consistent with the Company's past practice.

6.3            No Shop.

6.3.1            From the date of signing of this Agreement until the earlier of the Closing and the termination of this Agreement pursuant to Section 10.1, the Company shall not directly or indirectly:  (i) solicit, initiate, encourage or entertain any inquiries or proposals, or discuss, negotiate with or enter into any understanding, arrangement or agreement, relating to the direct or indirect disposition, whether by sale, merger or otherwise, of all or any portion of the Company's facilities, properties or assets to any Person other than Buyer or its Affiliates or (ii) disclose, directly or indirectly, to any Person (other than Buyer and its Representatives) any confidential information concerning the Company's facilities, properties or assets except as necessary to comply with its obligations pursuant to this Agreement.

6.3.2            The Parties acknowledge that there may be no adequate remedy at Law for a breach of Section 6.3.1 and that money damages may not be an appropriate remedy for breach of such Section 6.3.1.  Therefore, the Parties agree that Buyer may have the right to injunctive relief and specific performance of Section 6.3.1 in the event of any breach of such Section 6.3.1 in addition to any rights it may have for damages.

6.4            Commercially Reasonable Efforts. From the date of signing of this Agreement until the earlier of the Closing and the termination of this Agreement pursuant to Section 10.1, the Company and Buyer shall cooperate and use their respective commercially reasonable efforts to fulfill as promptly as practicable the conditions precedent to the other Party's obligations hereunder, including securing as promptly as practicable any authorizations or consents required in connection with the transactions contemplated hereby.

6.5            Notification.

6.5.1            Between the date of this Agreement and the earlier of the Closing and the termination of this Agreement pursuant to Section 10.1, the Company shall promptly notify Buyer in writing if it becomes aware of:  (i) any fact, circumstance, event or action the existence, occurrence or taking of which:  (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) has resulted in, or could reasonably be expected to cause, any representation or warranty made by the Company or any Stockholder hereunder to be untrue or inaccurate, (C) has caused, or would reasonably be expected to cause, any covenant or agreement of the Company, the Stockholders Representative or any Stockholder hereunder not to be complied with or (D) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Article VII to be satisfied; (ii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (iii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement and (iv) any Claim commenced or, to the Company's Knowledge, threatened against, relating to or involving or otherwise affecting any of the Company's facilities, properties or assets or that relates to the consummation of the transactions contemplated by this Agreement.  No such notification shall affect the representations or warranties of the Company, or Buyer's right to rely thereon, or the conditions to the obligations of Buyer.
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

6.5.2            Between the date of this Agreement and the Closing, Buyer shall promptly notify the Company in writing if it becomes aware of any fact, circumstance, event or action the existence, occurrence or taking of which:  (i) has caused, or would reasonably be expected to cause, any representation or warranty made by Buyer hereunder to be untrue or inaccurate, or (ii) has caused, or would reasonably be expected to cause, any covenant or agreement of Buyer hereunder not to be complied with.  No such notification shall affect the representations or warranties of Buyer, or the Company's right to rely thereon, or the conditions to the obligations of the Company.

6.6            Termination of 401(k) Plan. The Company will adopt, or will cause to be adopted, all necessary corporate resolutions to terminate each 401(k) Plan sponsored or maintained by the Company, effective as of no later than one (1) day prior to Closing (but such termination may be contingent upon the Closing).  Immediately prior to such termination, the Company will make all necessary payments to fund the contributions: (i) necessary or required to maintain the tax-qualified status of the 401(k) Plan; (ii) for elective deferrals made pursuant to the 401(k) Plan for the period prior to termination; and (iii) for employer matching contributions, if any, for the period prior to termination.  For this purpose, the term "401(k) Plan" means any plan intended to be qualified under Code Section 401(a) which includes a cash or deferred arrangement intended to qualify under Code Section 401(k).  The Company shall provide Buyer with a copy of resolutions duly adopted by the Company Board so terminating any such 401(k) Plan.  In the event that termination of the Company's 401(k) Plan would reasonably be anticipated to trigger liquidation charges, surrender charges or other fees (other than ordinary administrative fees in connection with such termination), the Company shall take such actions as are necessary to reasonably estimate the amount of such charges and/or fees and provide such estimate in writing to Buyer no later than one (1) business day prior to the Closing Date and such charges and/or fees shall be Company Cash Liabilities.

ARTICLE VII
CONDITIONS TO CLOSING
7.1            Conditions to the Obligations of Buyer. The obligation of Buyer to effect the Closing is subject to the satisfaction (or waiver in writing by the Buyer) on or prior to the Closing of the following conditions:

7.1.1            Representations and Warranties. No event or events shall have occurred since the date of this Agreement which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.  The representations and warranties of the Company set forth in Article III and the representations and warranties of the Stockholders in Article IV shall be true and correct in all material respects as of the Closing Date.

7.1.2            Covenants. The Company and the Stockholders shall have performed and complied with all of their covenants contained in this Agreement at or before the Closing (to the extent that such covenants require performance by the Company or the Stockholders at or before the Closing).
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

7.1.3      Closing Deliverables. At the Closing, the Company and the Stockholders shall have duly delivered to Buyer (or shall be prepared to duly deliver to the Payment Agent, as applicable) the following:
(i)            This Agreement and the Transactional Documents;

(ii)            A certificate (in form and substance satisfactory to Buyer) signed by the [*] of the Company that all of the Company's covenants, obligations, representations and warranties have been satisfied and all Company Board and stockholder consents have been obtained with respect to the Acquisition;

(iii)            Each Stockholder shall be prepared to deliver to the Paying Agent:  (A) stock certificates (which shall not be subject to any restrictive legends) for the Shares to be sold by such Stockholder pursuant to this Agreement duly endorsed in blank or in favor of Buyer and (B) an irrevocable stock power assigning and transferring to the Buyer all Shares held by such Stockholder;

(iv)            Each Stockholder shall be prepared to deliver to the Paying Agent a duly executed and delivered letter of transmittal and release in a form acceptable to the Buyer;

(v)            All notices to any Governmental Authority and all approvals of any Governmental Authority set forth in Section 3.4 of the Company Disclosure Schedule will have been obtained and must be final and effective and copies of such approvals shall have been delivered to the Buyer;

(vi)            Each Company and UK Subsidiary officer and director shall have resigned from such person's position with the Company or the UK Subsidiary, as applicable, pursuant to a letter of resignation effective on the Closing Date (in a form and substance reasonably satisfactory to Buyer);

(vii)            A true and correct copy of the resolutions of the meeting of the Company Board authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Acquisition, certified by the President of the Company shall have been delivered to the Buyer;

(viii)            The Buyer shall have received from [*] an opinion addressed to the Buyer, dated as of the Closing Date, in the form attached hereto as Exhibit E;

(ix)            The Company shall have duly delivered to Buyer a certificate in form and substance reasonably satisfactory to Buyer, duly executed and acknowledged, certifying that the Acquisition is exempt from withholding under Section 1445 of the Code;

(x)            The Company shall have duly delivered to Buyer the Closing Balance Sheet, which shall be accompanied by such supporting documentation, information and calculations as are necessary for the Buyer to verify and determine the amounts set forth therein;
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

(xi)            A Certificate of Amendment of Certificate of Incorporation of the Company in the form attached hereto as Exhibit F shall have been filed with the Secretary of State of the State of Delaware;

(xii)            All of the actions to be taken under that certain Restructuring Agreement dated as of the date hereof, by and between the Company, [*] and the other parties named therein shall have occurred and been consummated, including, without limitation, (A) the removal of all security interests and Liens on the property and assets of the Company, (B) the payment and satisfaction in full of all amounts owed and obligations of the Company under the Credit Agreement, (C) the cancellation of all Company Warrants, and (D) the conversion of all shares of Company Series A Preferred Stock to Company Common Stock;

(xiii)            The Company Incentive Plan shall be terminated and all participants thereof shall have acknowledged and agreed to the termination of all benefits under the Company Incentive Plan;

(xiv)            A true and correct copy of the resolutions of the meeting of the Company Board terminating the 401(k) Plan as contemplated by Section 6.6 above shall have been delivered to the Buyer;

(xv)            The Company Financing Documents shall have been terminated;

(xvi)            Each Management Employee shall have duly delivered to the Buyer an amendment to such Management Employee's employment agreement in a form satisfactory to the Buyer; and

(xvii)            The right, power and authority of Licensor under the [*] License Agreement to grant the license to the Licensed Technology (including, without limitation, the Patent Rights) to the Company (all as defined in the [*] License Agreement) as provided therein shall be demonstrated to the Buyer's satisfaction, in its sole discretion, such demonstration to consist, at the Buyer's option, of recordation of all such Patent Rights in the name of Licensor, of written confirmation of such right, power and authority by the record owner(s) of any such Patent Rights, or of such other means as the Buyer shall specify.

7.1.4            Consents. The consents required by the Company listed as numbers 4 and 5 in Section 3.4 of the Company Disclosure Schedule shall have been obtained and shall be in full force and effect.

7.1.5            NASDAQ. NASDAQ shall have approved the Listing of Additional Shares of the Buyer related to the Closing Stock Payment.

7.1.6            No Prohibition. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Acquisition shall have been issued by any court of competent jurisdiction and remain in effect.
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

                7.2      Conditions to the Obligations of the Company and Stockholders. The obligation of the Company and the Stockholders to effect the Closing is subject to the satisfaction (or waiver) prior to the Closing of the following conditions:

7.2.1            Representations and Warranties. No event or events shall have occurred since the date of this Agreement which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the financial condition, business, operations, property, liabilities or prospects of the Buyer.  The representations and warranties of Buyer set forth in Article V shall be true and correct in all material respects as of the Closing Date.

7.2.2            Covenants. Buyer shall have performed and complied with all of its covenants contained in Article V at or before the Closing (to the extent that such covenants require performance by Buyer at or before the Closing).

7.2.3            Closing Deliverables. Buyer shall have delivered to the Company, the Stockholders Representative, the Stockholders or the Paying Agent, as applicable, the following:

(i)            This Agreement and the Transaction Documents;

(ii)            The Buyer Stock Certificates; and

(iii)            A certificate (in form and substance satisfactory to Company) signed by the Chief Executive Officer of Buyer that Section 7.2.1 and Section 7.2.2 have been satisfied, and all required consents of the Buyer Board have been obtained with respect to the Acquisition and the issuance of the Buyer Stock Certificates.

7.2.4            Consents. Any consents or approvals required by Buyer to consummate the Acquisition shall have been obtained and shall be in full force and effect, except to the extent the failure to obtain any such consent does not have a Material Adverse Effect on the aggregate benefits to be derived by the Company from the transactions contemplated by this Agreement.

7.2.5                          No Prohibition. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Acquisition shall have been issued by any court of competent jurisdiction and remain in effect.

ARTICLE VIII
ADDITIONAL COVENANTS
8.1            Further Assurances. The Company and the Stockholders hereby agree, without further consideration, to execute and deliver following the Closing such other instruments of transfer and take such other action as Buyer or its counsel may reasonably request in order to put Buyer in possession of, and to vest in Buyer, good, valid and unencumbered title to the Shares in accordance with this Agreement.

[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

8.2            Public Announcements. Subject to applicable Laws and the applicable rules and regulations of The NASDAQ Capital Market:  (i) neither the Company nor any of the Stockholders will make any press release, public statement or public announcement with respect to this Agreement or the Acquisition without prior notice to, consultation with, and the written consent of the Buyer, and (ii) prior to Closing, the Buyer shall not make any press release, public statement or public announcement with respect to this Agreement or the Acquisition without prior notice to, consultation with, and the written consent of the Company, which consent of the Company shall not be unreasonably withheld or delayed.
8.3            Confidentiality. The provisions of that certain Confidentiality Agreement dated [*], by and between Buyer and the Company (the "Confidentiality Agreement") are hereby incorporated herein and made a part hereof as if set out verbatim and shall remain binding and in full force and effect and shall survive any Closing.  By entering into this Agreement or accepting any portion of the Acquisition consideration, each Stockholder agrees to, and agrees to cause their respective Representatives to, (x) maintain the confidentiality of all confidential, nonpublic information of the Company; (y) not use such confidential, nonpublic information for any purpose; and (z) not disclose to any competitor of the Company or any other Person any confidential, nonpublic information of the Company.

8.4            Expenses. The Buyer shall bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the Acquisition, including all fees and expenses of its Representatives, investment banking and broker fees, and bonuses to its employees.  The Company and the Stockholders shall bear their own costs and expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Acquisition, including all fees and expenses of their Representatives, investment banking and broker fees, and bonuses to employees and no such costs or expenses shall be Liabilities of the Company following the Closing but rather shall be paid by the Stockholders before or simultaneously with the Closing.

8.5            Regulatory Filing. Prior to the Closing, each Party shall cooperate with the other in making and maintaining all regulatory filings that may be necessary in connection with the execution, delivery and performance of this Agreement or the Transaction Documents.

8.6            Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyer and Stockholders for certain tax matters following the Closing Date:

8.6.1            Tax Periods Ending on or Before the Closing Date.  Buyer shall prepare or cause to be prepared and file all Tax Returns of the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date.  In the event that Buyer intends to make a claim for indemnification against the Stockholders pursuant to Article IX hereof in relation to any such Tax Return, the Buyer shall provide the Stockholders Representative with a draft of such Tax Return with respect to Taxes based on or measured by income or receipts of the Company described in the preceding sentence at least [*] prior to submission, and shall permit the Stockholders Representative to review and comment on such Tax Return prior to filing (it being understood and acknowledged that the Buyer may accept any such comments in its sole discretion).

8.6.2            Tax Periods Beginning Before and Ending After the Closing Date.  Buyer shall prepare or cause to be prepared and file any Tax Returns of the Company for any Straddle Period.  In the event that Buyer intends to make a claim for indemnification against the Stockholders pursuant to Article IX hereof in relation to any such Tax Return, the Buyer shall provide the Stockholders Representative with a draft of such Tax Return with respect to Taxes based on or measured by income or receipts of the Company described in the preceding sentence at least [*] prior to submission, and shall permit the Stockholders Representative to review and comment on such Tax Return prior to filing (it being understood and acknowledged that the Buyer may accept any such comments in its sole discretion).
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

8.6.3            Cooperation on Tax Matters.

              (i)            Buyer, the Company and the Stockholders shall cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of Tax Returns pursuant to this Section 8.6 and any audit, litigation or other proceeding with respect to Taxes.  Such cooperation shall include the retention and (upon another Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The Company agrees:  (A) to retain all books and records with respect to Tax matters pertinent to the Company to any period beginning before the Closing Date until the expiration of the statute of limitations (and any extensions thereof) of the respective periods, and to abide by all record retention agreements entered into with any taxing authority and (B) for a period of [*] from the Closing Date, to give the Stockholders Representative reasonable written notice prior to transferring, destroying or discarding any such books and records and, upon request, the Company shall allow the Stockholders Representative to take possession of such books and records.

(ii)            Each Party further agrees, upon request, to use its reasonable best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed.

8.7            Audited Financial Statements. The Company (prior to the Closing) and the Stockholders Representative (after the Closing) shall cause, and the Stockholders (acting through the Stockholders Representative) shall pay the costs, fees and expenses of, BDO USA, LLP to prepare any audited financial statements of the Company requested by the Buyer to be prepared in relation to disclosure, audit or other requirements of the Buyer under the Securities Act or the Exchange Act.

[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1
ARTICLE IX
SURVIVAL; INDEMNIFICATION
9.1            Survival.

9.1.1            Representations and Warranties.  The representations and warranties of the Company, Stockholders, Stockholders Representative and Buyer contained in this Agreement, the Company Disclosure Schedule, the Stockholder Disclosure Schedule and the documents delivered pursuant to Section 7.1.3 and Section 7.2.3 and the Transaction Documents, and the Parties' indemnification obligations pursuant to Section 9.2.1 and Section 9.3.1 shall survive the Closing and shall expire upon the expiration of [*] after the Closing Date; provided, however, that the representations and warranties contained in Section 3.1 (Organization and Qualification), Section 3.2 (Authority; Enforceability), Section 3.3 (No Conflict), Section 3.5 (Capitalization), Section 3.6 (Intellectual Property), Section 3.13 (No Finder), Section 3.26 (Title to Tangible Property and Assets), Section 5.1 (Organization and Qualification), Section 5.2 (Authority Relative to this Agreement) and Section 5.6 (No Finder) (collectively, the "Fundamental Representations") shall expire on the expiration of [*] after the Closing Date; provided, further, that the representations and warranties contained in Section 3.16 (Taxes), Section 3.22 (Employee Benefits) and Article IV (Representations and Warranties of the Stockholders) shall expire [*] following the expiration of the applicable statute of limitations; provided, however, that such indemnification obligations shall not terminate with respect to any item as to which an Indemnified Party shall have, before the termination of such applicable period, made a Claim by delivering a Notice of Claim in accordance with this Agreement to the Indemnifying Party, which obligations with respect to such Notice of Claim shall survive until all such Claims have been resolved.  The right to indemnification based upon the representations and warranties, covenants and obligations contained in this Agreement shall not be affected by any investigation conducted, whether before or after the execution and delivery of this Agreement or the Closing Date.

9.1.2            Covenants.  All covenants and agreements made by the Company, Stockholders, Stockholders Representative or Buyer in or pursuant to this Agreement or any other Transaction Document (including Buyer's payment obligations under Article II hereof) shall survive the Closing and remain in full force and effect to give effect to their respective terms, unless otherwise expressly provided for by their terms.

9.2            Indemnification by Stockholders. Subject to the limitations set forth in Section 9.5.1, the Stockholders shall severally and not jointly indemnify, defend, save and hold the Buyer and its Affiliates and their respective Representatives (collectively, the "Buyer Indemnitees") harmless from and against all Damages imposed on, sustained, incurred or suffered by, or asserted against, any of the Buyer Indemnitees, whether in respect of Third Party Claims or claims between the Parties hereto, resulting or arising from:

9.2.1            The Company's, any Stockholder's or the Stockholders Representatives' breach of any representation or warranty contained in this Agreement or the Transaction Documents to which the Company, a Stockholder or the Stockholders Representative is a party;

9.2.2            The Company's, any Stockholder's or the Stockholders Representative's breach or nonfulfillment of any covenant, obligation or agreement made by the Company, a Stockholder or the Stockholders Representative in or pursuant to this Agreement or in any Transaction Document to which the Company, a Stockholder or the Stockholders Representative is a party;

9.2.3            any Pre-Closing Taxes;

9.2.4            any Transaction Expenses or Company Cash Liabilities;

9.2.5            any assertion or recovery by any Stockholder in respect of any breach of fiduciary duty, derivative or other claim in respect of the transactions contemplated by this Agreement, the Paying Agent Agreement or the Escrow Agreement, including any claim as to the allocation of the consideration provided in this Agreement, the Paying Agent Agreement or the Escrow Agreement, fair value, interest and expenses or other amounts pursuant to appraisal rights exercised or purportedly exercised pursuant to applicable Law;
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

9.2.6            the application of Sections 280G, 409A or 4999 of the Code to any amount paid with respect to any incentive plan or award of the Company;

9.2.7            any failure of the Company to obtain any consents, approvals or filings set forth in Section 3.4 of the Company Disclosure Schedule prior to the Closing (regardless of whether or not the Buyer waives any related condition to the Closing under Section 7.1);

9.2.8            any excess of Company Cash Liabilities over the Final Company Closing Cash;

9.2.9            any failure of the Company to satisfy the condition to the Closing set forth in Section 7.1(xvii) related to the [*] License Agreement (regardless of whether or not the Buyer waives such condition to the Closing); and

9.2.10          any Taxes, interest, penalties or other amounts due in relation to the audit by the State of Massachusetts of the Company for the years 2006 through 2011.

For purposes of determining whether there has been a breach by the Company, any Stockholder or the Stockholders Representative pursuant to Section 9.2.1 hereof, all materiality qualifiers in Article III and Article IV hereof shall be ignored.
9.3            Indemnification by Buyer. Subject to the limitations set forth in Section 9.5.2, Buyer shall indemnify, defend, save and hold the Stockholders and their Representatives (collectively, the "Stockholder Indemnitees") harmless from and against any and all Damages imposed on, sustained, incurred or suffered by, or asserted against, any of the Stockholder Indemnitees, whether in respect of Third Party Claims or claims between the Parties hereto, resulting or arising from:

9.3.1            Buyer's breach of any representation or warranty contained in this Agreement or the Transaction Documents to which Buyer is a party; and

9.3.2            Buyer's breach or nonfulfillment of any covenant, obligation or agreement made by Buyer in or pursuant to this Agreement or in any Transaction Document to which Buyer is a party.

9.4            Notice of Claims.

9.4.1            If:  (i) any Buyer Indemnitee or Stockholder Indemnitee (an "Indemnified Party") believes that it has suffered or incurred or will suffer or incur any Damages for which it is entitled to indemnification under this Article IX or (ii) any Claim is instituted by or against a third party with respect to which any Indemnified Party intends to claim any Damages, such Indemnified Party shall so notify the party or parties from whom indemnification is being claimed (the "Indemnifying Party") with reasonable promptness and reasonable particularity in light of the circumstances then existing (the "Notice of Claim"); provided, however, that notice to the Stockholders Representative shall constitute notice to all Stockholders. The Notice of Claim delivered pursuant to this Section 9.4 shall describe the Damages and/or Claim in reasonable detail and shall indicate the amount of the Damages that have been or may be suffered by the Indemnified Party.  The failure of an Indemnified Party to give any notice in a timely manner or otherwise as required by this Section 9.4 shall not affect any of such Indemnified Party's rights under this Article IX or otherwise except and to the extent that such failure is prejudicial to the rights or obligations of the Indemnifying Party.
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

9.4.2           Should any Third Party Claim be made or suit or proceeding be instituted against any Buyer Indemnitee, which, if prosecuted successfully, would be a matter for which such Buyer Indemnitee is entitled to indemnification pursuant to Section 9.2, Buyer shall notify the Stockholders Representative within [*] after Buyer's receipt of notification of the Third Party Claim, including a description of the factual basis of the Third Party Claim and shall indicate the amount of expected Damages; provided, however, that the failure to give such notice in a timely manner or otherwise as required by this Section 9.4 shall not affect any Buyer Indemnitee's rights under this Article IX or otherwise except and to the extent that such failure is prejudicial to the rights or obligations of the Indemnifying Party.  Thereafter, Buyer shall promptly deliver to the Stockholders Representative copies of all notices and documents (including court papers) received by Buyer relating to the Third Party Claim.  The Stockholders Representative shall be entitled to participate in the defense of the Third Party Claim and, if it so chooses, to assume the defense thereof at its own expense with counsel selected by such Stockholders Representative and reasonably acceptable to Buyer, if the Stockholders Representative gives written notice to Buyer of its election to assume the defense of such Third Party Claim within [*] after the Stockholders Representative receives notice of such claim from Buyer.  If the Stockholders Representative assumes the defense of a Third Party Claim, the Stockholders Representative may not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Buyer Indemnitee (not to be unreasonably withheld or delayed) if:  (i) such judgment or settlement does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Buyer Indemnitee of a full release from all Liability in respect to such Third Party Claim, (ii) such judgment or settlement would result in the finding or admission of any violation of Law by Buyer or any Buyer Indemnitee or the rights of any Person, (iii) the sole relief provided is anything other than monetary damages or (iv) as a result of such consent or settlement, injunctive or other equitable relief would be imposed against the Buyer or any Buyer Indemnitee.  Buyer will cooperate, at the expense of the Stockholders Representative, as the Stockholders Representative may reasonably request in investigating, defending and, subject to the terms set forth above, settling such Third Party Claim.  If the Stockholders Representative elects not to defend a Third Party Claim, is not permitted to defend such Third Party Claim or fails to notify Buyer of its election as herein provided, Buyer may pay, compromise, settle or defend such Third Party Claim at the sole cost and expense of the Stockholders Representative if the Stockholders Representative is determined to be liable to Buyer hereunder.  In any event, the Stockholders Representative shall be entitled, at its expense, to participate in any defense of such Third Party Claim with the consent of Buyer which shall not be unreasonably withheld.

[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

9.4.3            Should any Third Party Claim be made or suit or proceeding be instituted against any Stockholder Indemnitee, which, if prosecuted successfully, would be a matter for  which such Stockholder Indemnitee is entitled to indemnification pursuant to Section 9.3, the Stockholder Indemnitee shall notify Buyer within [*] after the Stockholder Indemnitee's receipt of notification of the Third Party Claim, including a description of the factual basis of the Third Party Claim and shall indicate the amount of the Damages.  Thereafter, the Stockholder Indemnitee shall promptly deliver to Buyer copies of all notices and documents (including court papers) received by the Stockholder Indemnitee relating to the Third Party Claim.  Buyer shall be entitled to participate in the defense of the Third Party Claim and, if it so chooses, to assume the defense thereof at its own expense with counsel selected by such Buyer and reasonably acceptable to the Stockholder Indemnitee, if Buyer gives written notice to the Stockholder Indemnitee of its election to assume the defense of such Third Party Claim within [*] after Buyer receives notice of such claim from the Stockholder Indemnitee; if Buyer assumes the defense of a Third Party Claim, Buyer may not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Stockholder Indemnitee (not to be unreasonably withheld or delayed) if:  (i) such judgment or settlement does not include as an unconditional term thereof the giving by each claimant or plaintiff to the Stockholder Indemnitee of a full release from all Liability in respect to such Third Party Claim, (ii) such judgment or settlement would result in the finding or admission of any violation of Law by the Stockholder Indemnitee or the rights of any Person, (iii) the sole relief provided is anything other than monetary damages or (iv) as a result of such consent or settlement, injunctive or other equitable relief would be imposed against the Stockholder Indemnitee.  The Stockholder Indemnitee will cooperate, at the expense of Buyer, as Buyer may reasonably request in investigating, defending and, subject to the terms set forth above, settling such Third Party Claim.  If Buyer elects not to defend a Third Party Claim or fails to notify the Stockholder Indemnitee of its election as herein provided, the Stockholder Indemnitee may pay, compromise, settle or defend such Third Party Claim at the sole cost and expense of Buyer if Buyer is determined to be liable to the Stockholder Indemnitee hereunder; provided, however, that no such payment in compromise or settlement of, or other compromise or settlement of, may be effected by the Stockholder Indemnitee without Buyer's consent (which shall not be unreasonably withheld or delayed).  In any event, Buyer shall be entitled, at its expense, to participate in any defense of such Third Party Claim with the consent of the Stockholder Indemnitee which shall not be unreasonably withheld.

9.5            Limitation of Claims.

9.5.1            The Liability of each Stockholder is on a several and not a joint basis for indemnifiable Damages pursuant to Section 9.2; provided, however, that, notwithstanding anything to the contrary in this Agreement, any Liabilities for a breach of any representation or warranty contained in this Agreement or the Transaction Documents (or a breach of any covenant of a specific Stockholder in a Transaction Document other than this Agreement) by any Stockholder shall be the sole Liability of such Stockholder.  Damages shall not be payable by the Stockholders under Section 9.2.1 unless and until the aggregate amount of all Damages suffered or incurred by the Buyer Indemnitees collectively exceeds [*] Dollars; thereafter, a Buyer Indemnitee shall be entitled to seek compensation for Damages under Section 9.2.1 [*].  The aggregate liability of all Stockholders for indemnifiable Damages pursuant to Section 9.2.1 hereof shall in no event exceed [*] Dollars [*] (the "Indemnification Cap").  Notwithstanding the foregoing, the limitations on Damages set forth in this Section 9.5.1 shall not apply to any Damages arising under any of Sections [*] or [*].  Buyer shall have the right:  (a) subject to resolution of any claim for indemnification in accordance with this Agreement, to be paid Damages from the Escrow Cash Fund or the Escrow Stock Fund; or (b) to withhold and, subject to resolution of any claim for indemnification in accordance with this Agreement, set off against any unpaid First Commercial Sale Payments and Net Sales Milestone Payments Damages (in the case of Damages under Section 9.2.1, up to the Indemnification Cap) (the "Set-Off Right").  For avoidance of doubt, the Buyer, on behalf of itself and each Buyer Indemnitee, does hereby agree that the liability and obligations of each Stockholder shall be:  (i) several and not joint for all amounts due and owing a Buyer Indemnitee (i.e. only for its Pro-Rata Share) and (ii) several and not joint for any amounts due in excess of the Indemnification Cap.  Further, it is specifically understood and agreed that the matters set forth and disclosed in the Company Disclosure Schedule pursuant to Article III hereof shall be deemed disclosed for purposes of, and shall qualify and be treated as exceptions to, the applicable representations and warranties.

[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

9.5.2            The Liability of Buyer for indemnifiable Damages pursuant to Section 9.3 shall not be payable unless and until the aggregate amount of all Damages suffered or incurred by the Stockholder Indemnitees collectively exceeds [*] Dollars ($[*]); thereafter, a Stockholder Indemnitee shall be entitled to seek compensation for Damages under Section 9.3.1 and Section 9.3.2 [*].  The aggregate liability of Buyer for indemnifiable Damages pursuant to Section 9.3 hereof shall in no event exceed the Indemnification Cap.  Notwithstanding the foregoing, the limitations on Damages set forth in this Section 9.5.2 shall not apply to any Damages arising [*] or to payments of any First Commercial Sale Payments or Net Sales Milestone Payments.

9.5.3            The right to indemnification under this Article IX, rights to the Escrow Fund and the Set-Off Right shall constitute the sole and exclusive monetary remedy of the Buyer Indemnitees and the Stockholder Indemnitees for Damages or otherwise arising from or in connection with this Agreement, including pursuant to Sections 9.2 and 9.3 and the Transaction Documents or otherwise with respect to any of the transactions contemplated hereby, but not arising from or in connection with payments of any First Commercial Sale Payments and Net Sales Milestone Payments.

9.6       Objections to Claims. In the event that the Buyer or the Stockholders Representative shall object in writing to any claim or claims by an applicable Indemnified Party made in any Notice of Claim (which objection shall be delivered to the Indemnified Party within [*] of delivery of the Notice of Claim to the Buyer or the Stockholders Representative, as applicable, or the Buyer or the Stockholders Representative shall be deemed to waive any right to so object), the Indemnified Party shall have [*] following the receipt of such written objection to respond in a written statement to the objection of the Buyer or the Stockholders Representative, as applicable.  If after such [*] period there remains a dispute as to any claims, the Stockholders Representative and Buyer shall attempt in good faith for [*] to agree upon the rights of the respective parties with respect to each of such claims.  If the Stockholders Representative and Buyer should so agree, a memorandum setting forth such agreement shall be prepared by the parties and signed by Buyer and the Stockholders Representative and such agreement shall be binding on all Parties.
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

9.7       Resolution of Conflicts. If no agreement can be reached after good faith negotiation between the parties pursuant to Section 9.6, Buyer or the Stockholders Representative may initiate formal legal action pursuant to Section 11.5 of this Agreement to resolve such dispute.
9.8       Survival of Indemnification Claims. The indemnification obligations set forth in this Article IX shall survive the Closing as described in this Article IX.

9.9       Tax Effect of Indemnification Payments. All indemnity payments made by the Company to Buyer Indemnitees, or by Buyer to the Stockholder Indemnitees, pursuant to this Agreement shall be treated for all Tax purposes as adjustments to the total Acquisition consideration for Tax purposes to the extent permitted under Law.

9.10     Tax Benefits.  To the extent any Indemnified Party realizes any Tax benefits (net of the Tax effect of such indemnification) as a result of any Damages, the Indemnified Party shall pay the amount of such net Tax benefits (up to the amount of applicable Damages payable under this Article IX) to the applicable indemnitors promptly after such net Tax benefits are realized by the Indemnified Party (to the extent such net Tax benefits are realized prior to the payment of the Damages, the amount of Damages otherwise payable shall be reduced by the amount of net Tax benefits realized).  For the avoidance of doubt, for purposes of this Section 9.10, a net Tax benefit shall be realized when such net Tax benefit is actually received in the form of a cash refund of Taxes previously paid or reduces a Tax Liability otherwise payable, in each case with respect to a Tax period beginning after the Closing Date, including that portion of the Straddle Period beginning after the Closing Date and ending three (3) years after the determination of the applicable Damages.

9.11     Insurance.  Each Indemnified Party shall use reasonable efforts to collect any amounts available under insurance coverage, or from any other Person alleged to be responsible, for any Damages payable under this Article IX.  The amount of any Damages for which indemnification is provided under this Agreement shall be net of any amounts actually recovered by the Indemnified Party under insurance policies with respect to such Damages in excess of the sum of (i) reasonable out-of-pocket costs and expenses relating to collection under such policies and (ii) any deductible associated therewith to the extent paid.

9.12     Indemnification Not Affected by Investigation.  The Stockholders hereby acknowledge and agree that any actual or constructive knowledge on the part of the Buyer or any of its officers, directors, employees or agents of any breach of any representation or warranty of the Company set forth in this Agreement, any other Transaction Document or any other document or certificate delivered pursuant hereto or thereto (other than any such breach waived by the Buyer in writing) shall in no way affect or limit the applicability of the indemnification provisions set forth in this Article IX.

9.13     Special Damages. No indemnified party shall be entitled to indemnification under this Article IX with respect to any special, indirect, exemplary and punitive damages (unless any such Damages are actually paid pursuant to a Third Party Claim) and there shall be no Claim for any Damages associated with any lost profits or lost opportunities.
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

ARTICLE X
TERMINATION
10.1            Termination Prior to Closing.

10.1.1        By Buyer.  This Agreement may be terminated at any time prior to the Closing by Buyer by written notice to the Company if Buyer is not then in material breach of any provision of this Agreement and:

(i)        There has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Company or any Stockholder pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 7.1.1 or Section 7.1.2 and such breach, inaccuracy or failure has not been cured by the Company within [*] of the Company's receipt of written notice of such breach from Buyer; or

(ii)        Any of the conditions set forth in Section 7.1 shall not have been fulfilled by [*].

10.1.2        By the Company.  This Agreement may be terminated at any time prior to the Closing by the Company by written notice to the Buyer if the Company is not then in material breach of any provision of this Agreement and:

(i)        There has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 7.2.1 or Section 7.2.2 and such breach, inaccuracy or failure has not been cured by Buyer within [*] of Buyer's receipt of written notice of such breach from the Company; or

(ii)        Any of the conditions set forth in Section 7.2 shall not have been fulfilled by [*].

10.1.3        By Buyer or the Company.  This Agreement may be terminated at any time prior to the Closing by the Company or the Buyer by written notice to the other:

(i)            If the Acquisition has not been consummated within [*] after the date of this Agreement; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 10.1.3 if the failure to consummate the Acquisition within such period is attributable to a failure on the part of such party to perform any covenant in this Agreement required to be performed by such party at or prior to the Closing; or

(ii)            In the event that a court of competent jurisdiction shall have issued a final and nonappealable Order having the effect of permanently restraining, enjoying otherwise prohibiting the Acquisition.

10.2            Effect of Termination Prior to Closing. In the event of the termination of this Agreement in accordance with Section 10.1, this Agreement shall thereafter become void and have no effect (and each Party shall be responsible for its own costs, expenses and fees), and no party hereto shall any liability to the other party hereto or their respective Affiliates, or their respective directors, officers or employees, except for the obligations of the parties hereto contained in Section 8.3 (Confidentiality), this Section 10.2 and in Article XI (and any related definitional provisions set forth in Article I).
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

ARTICLE XI
GENERAL
11.1            Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand or facsimile, or if mailed, [*] after mailing ([*] in the case of overnight courier service), to the parties at the following addresses or facsimiles (or at such other address or facsimile for a party as shall be specified in a notice given in accordance with this Section 11.1):

If to the Buyer or, following the Closing, the Company:

Progenics Pharmaceuticals, Inc.
777 Old Saw Mill Road
Tarrytown, New York  10591
Attn:          Chief Executive Officer
General Counsel
Fax Nos. [*]

With a copy, which shall not constitute notice, to:

O'Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, CA 94025
Attn:            [*]
Fax No.:  [*]

If to the Stockholder Representative:

Highland Capital Management, L.P.
300 Crescent Court
Suite 700
Dallas, TX  75201
Attn:  [*]

With a copy, which shall not constitute notice, to:

Bingham McCutchen LLP
399 Park Avenue
New York, NY  10022-4689
Attn:  [*]
Fax:  [*]
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

If to the Company before the Closing:

Molecular Insight Pharmaceuticals, Inc.
160 Second Street
Cambridge, MA  02142
Attn:  President
Fax No.: [*]

With a copy, which shall not constitute notice, to:

[*]
Rubin and Rudman LLP
50 Rowes Wharf, 3rd Floor
Boston, MA 02110
Attn:  [*]
Fax No.:  [*]

11.2            Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred, conveyed or assigned, in whole or in part, by operation of Law or otherwise, (i) by the Buyer, without the prior written consent of the Company (if prior to the Closing) or of the Stockholders Representative (if after the Closing), except that Buyer may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement (A) subject to compliance with the requirements of Section 2.9.3 or (B) to any party that, in a single transaction or series of related transactions, acquires all of the issued and outstanding capital stock of the Buyer (including through merger, consolidation or entry into another form of corporate reorganization, or similar transaction or series of related transactions) or all or substantially all of the assets and business of the Buyer; or (ii) by any other Party, without the prior written consent of the Buyer, except (A) by operation of law, will or the laws of descent or (B) pursuant to Section 2.12 hereof provided that the conditions of Section 2.12 are satisfied.  Any assignment not in accordance with the foregoing shall be void.  Subject to this Section 11.2, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns.

11.3            No Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the Parties and such successors and assigns, any legal or equitable rights hereunder.

11.4            Incorporation of Exhibits. All Exhibits and Schedules attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

11.5            Governing Law and Arbitration. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK OTHER THAN CONFLICT OF LAWS PRINCIPLES THEREOF DIRECTING THE APPLICATION OF ANY LAW OTHER THAN THAT OF NEW YORK. COURTS WITHIN THE STATE OF NEW YORK WILL HAVE JURISDICTION OVER ALL DISPUTES BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY. THE PARTIES HEREBY CONSENT TO AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HERETO WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT:  (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) SUCH PARTY AND SUCH PARTY'S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (III) ANY LITIGATION COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM.
Notwithstanding the foregoing, in the event that any dispute or disagreement arising under this Agreement is not resolved by the Parties, then the Parties shall resolve such dispute or disagreement by final and binding arbitration.  Whenever a Party decides to institute arbitration proceedings, that Party shall give written notice to that effect to the party.  Arbitration shall be held in New York, New York according to the then current commercial arbitration rules of the American Arbitration Association ("AAA").  The arbitration will be conducted before an arbitral tribunal of [*] arbitrators.  The Buyer and the Stockholders Representative shall each nominate [*], with the [*] to be jointly nominated by the [*].  If the [*] do not nominate the [*] arbitrator within [*] of their appointment, the [*] arbitrator shall be appointed by the AAA.  The first arbitrator selected by the Buyer and the first arbitrator selected by the Stockholders Representative shall each have significant experience in matters relating to oncology development and/or commercialization or the specific matters that are the subject of dispute.  Judgment upon any award rendered in such arbitration shall be final and binding and enforceable in any court of competent jurisdiction.  There shall be limited discovery prior to the arbitration hearing as follows:  (i) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated; (ii) depositions of all party witnesses; and (iii) such other depositions as may be allowed by the arbitrators upon a showing of good cause.  The prevailing party, as determined by the arbitrators, shall be entitled to reasonable attorney's fees, auditor costs and expenses, costs and necessary disbursements in addition to any other Damages to which such arbitrators determine such party may be entitled.  Any award payable as determined by the arbitrators shall be due and payable within [*] of such determination.
11.6            Headings; Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

11.7             Counterparts; Facsimiles. This Agreement may be executed and delivered (including by electronic or facsimile transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
11.8            Entire Agreement. This Agreement (including the Schedules and Exhibits attached hereto), the Transaction Documents executed in connection with the consummation of the Acquisition, and the Confidentiality Agreement contain the entire agreement between the Parties with respect to the subject matter hereof and related transactions and supersede all prior agreements, written or oral, with respect thereto.

11.9            Specific Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached or threatened to be breached and that an award of money damages would be inadequate in such event.  Accordingly, it is acknowledged that the Parties shall be entitled to equitable relief, without proof of actual damages, to enforce performance of this Agreement in accordance with its terms, including an Order for specific performance, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy under this Agreement.  Each party further agrees that neither the other party nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 11.9, and each Party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

11.10       Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended only by a written instrument signed by the Buyer and the Company (if prior to Closing) or the Stockholders Representative (if after the Closing).  The provisions hereof may be waived only in writing signed by the Buyer and the Company (if prior to Closing) or the Stockholders Representative (if after the Closing).  No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.  Except as otherwise provided herein, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any Party may otherwise have at Law or in equity.

11.11       Expenses. All costs and expenses incurred in connection with this Agreement will be paid by the Party incurring such cost or expense, whether or not the Acquisition is consummated; provided, however, that costs and expenses incurred by the Company in connection with this Agreement prior to the Closing but not paid by the Company prior to the Closing will be paid by the Stockholders.

11.12       Stockholders Representative.

[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

11.12.1   Stockholders Representative.  Each Stockholder hereby appoints Highland Capital Management, L.P. as the stockholders' representative, and the Stockholders Representative hereby accepts such appointment, as the exclusive agent and attorney-in-fact, authorized and empowered to act, for and on behalf of all of Stockholders, in connection with this Agreement or the other Transaction Documents, as it relates to the Stockholders generally, such other matters as are reasonably necessary or appropriate in the Stockholders Representative sole discretion for the consummation of the Acquisition, and with respect to any and all issues arising under this Agreement or the other Transaction Documents, including:  (i) to commence, consent to, compromise, settle, administer and resolve any Claim, disputes or compromise on their behalf with Buyer including any claims with respect to indemnification hereunder, (ii) to execute and deliver on behalf of the Stockholders any documents or agreements contemplated by or necessary or desirable in connection with this Agreement and the other Transaction Documents; (iii) to take such further actions such as coordinating and administering post-Closing matters related to the rights and obligations of Stockholders under this Agreement, including post-Closing matters, and to take any such further actions as the Stockholders Representative deems reasonably necessary or appropriate in its sole discretion in connection with coordinating and administering such post-Closing matters on behalf of Stockholders, in Stockholders Representative's sole discretion; (iv) subsequent to the date on which any Stockholder actually executes a counterpart signature page to any Transaction Document, on behalf of all Stockholders, to agree to changes to any one or more of the Transaction Documents which changes do not appear, in the sole discretion of the Stockholders' Representative, to have any material impact on any one or more of the Stockholders, and to execute and deliver amended and/or restated Transaction Documents reflecting such changes on behalf of and as agent and attorney-in-fact for each Stockholder; and (v) to appoint auditors and manage any of the Stockholders' audit rights under this Agreement.  Without limiting the generality of the preceding sentence, each Stockholder acknowledges and agrees that whenever:  (A) a consent of Stockholders is required or permitted under this Agreement or the other Transaction Documents, only the consent of Stockholders Representative shall be required to be obtained to make such consent effective as to all Stockholders, (B) a selection, designation or other decision is to be made by the Stockholders pursuant to this Agreement or the other Transaction Documents, the selection, designation or decision of the Stockholders Representative shall be final and binding on all Stockholders and (C) any document or other item required to be delivered to Stockholders pursuant to this Agreement or the other Transaction Documents, such delivery shall be deemed effective if sent to the Stockholders Representative.  The power of attorney contemplated hereby shall terminate only when the duties of the Stockholders Representative have been fully performed or upon resignation or removal as provided below, and shall be deemed coupled with an interest.

11.12.2    Irrevocable Appointment.  Each Stockholder hereby irrevocably appoints the Stockholders Representative as such Stockholder's exclusive, lawful agent, for and in such Stockholder's behalf, to accept and acknowledge service of, and upon whom may be served, all necessary processes in any action, suit or proceeding arising under this Agreement and other Transaction Documents that may be had or brought against such Stockholder's successors or assigns, in any court of competent jurisdiction, such service of process or notice to have the same force and effect as if served upon each and every Stockholder.

[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

11.12.3    Stockholders Representative Liability.  The Stockholders Representative shall act in the best interests of Stockholders as the Stockholders Representative shall in good faith determine.  The Stockholders Representative shall have no Liability to any Stockholder for any action taken or omitted to be taken hereunder, unless such Liability is determined by a judgment or a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Stockholders Representative. Except as otherwise contemplated hereunder, the Stockholders Representative shall be entitled to rely, as being binding upon each Stockholder, upon any document or other paper believed by the Stockholders Representative to be genuine and correct and to have been signed by such Stockholder, and the Stockholders Representative shall not be liable to any Stockholder for any action taken or omitted to be taken thereby in such reliance.

11.12.4                          Reliance by Buyer.

(i)            The Buyer shall have the right to rely upon all actions taken or omitted to be taken by the Stockholders Representative in respect of each Transaction Document or the Acquisition, all of which actions or omissions shall be legally binding upon, and are hereby ratified and approved, by each of the Stockholders.  Any document or other item is required to be delivered to the Stockholders pursuant to this Agreement or the other Transaction Documents by the Buyer, such delivery shall be deemed effective if sent to the Stockholders Representative.

(ii)            The Buyer shall be able to rely conclusively on the actions, instructions and decisions of the Stockholders Representative as to the settlement of any Milestone Dispute pursuant to Article II hereof or any Claim pursuant to Article IX hereof and as to any other action required to be taken by the Stockholders Representative under this Agreement, the Paying Agent Agreement or the Escrow Agreement, and no Stockholder shall have any cause of action against any Buyer Indemnitee for any action taken by such Buyer Indemnitee in reliance upon the actions, instructions or decisions of the Stockholders Representative.  Notices or communications to or from the Stockholders Representative constitute notices or communications to or from each Stockholder for all purposes under this Agreement, the Paying Agent Agreement or the Escrow Agreement, as applicable.

(iii)            All actions, decisions and instructions of the Stockholders Representative shall be conclusive and binding upon all Stockholders, and no Stockholder shall have any cause of action against the Stockholders Representative for any action taken or not taken, decision made or instruction given by the Stockholders Representative under this Agreement, the Paying Agent Agreement or the Escrow Agreement, except for fraud, gross negligence, willful misconduct or bad faith by the Stockholders Representative.

11.12.5    Costs and Expenses.  All out-of-pocket costs and expenses incurred by the Stockholders Representative while acting on behalf of Stockholders under the herein authorization shall be borne by the Stockholders in accordance with their Pro-Rata Shares.  Stockholders shall pay or reimburse, and indemnify and hold harmless, the Stockholders Representative for all amounts the Stockholders Representative shall reasonably require to institute or defend any Claim or other action or legal proceeding involving any matter referred to in this Agreement or any other Transaction Document, including any and all Claims, losses, liabilities, costs, judgments, attorneys' fees and other expenses of every kind and nature whatsoever in relation thereto. In the event that any Stockholder fails, for any reason, not to contribute or otherwise pay its Pro-Rata Share of the costs and expenses of the Stockholders Representative within [*] of a written invoice therefor, then, absent fraud on the part of the Stockholders Representative with respect to such invoice or the costs or expenses therein, such Stockholder shall forgo any subsequent participation in the payment of the Acquisition consideration and such Stockholder's Pro-Rata Share of any such subsequent payment shall be paid ratably, in proportion to their Pro-Rata Shares, to all other Stockholders who have paid their Pro-Rata Share of the costs and expenses of the Stockholder Representative.
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

11.12.6    Replacement.  If at any time the then acting Stockholders Representative is unwilling or unable to serve as the Stockholders Representative, a replacement Stockholders Representative shall be designated by the approval of Stockholders with a majority Pro Rata Share.  Such substituted representative shall be deemed to be the Stockholders Representative for all purposes of this Agreement.  If the position of Stockholders Representative shall remain vacant for more than [*], the Buyer may designate any Stockholder as the Stockholders Representative and such Stockholder shall serve as the Stockholders Representative until the Stockholders shall elect a successor pursuant to this Section 11.12.6.

11.12.7   Severability.  The provisions of this Section 11.2 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Stockholder may have in connection with the transactions contemplated by this Agreement, the Paying Agent Agreement or the Escrow Agreement.

11.12.8    Binding Effect.  The provisions of this Section 11.12 shall be binding upon the heirs, legal representatives, successors and assigns of each Stockholder, and any references in this Agreement to any Stockholder shall mean and include the successors to the rights of such Stockholder under this Agreement, the Paying Agent Agreement or the Escrow Agreement, as applicable, whether pursuant to testamentary disposition, the laws of descent and distribution, assignment or otherwise.

11.13            Certain Information. Each Stockholder hereby acknowledges and agrees that such Stockholder has:  (a) received all such information, documentation and other materials necessary to allow such Stockholder to make an informed and reasoned decision with respect to this Agreement, the Transaction Documents, the securities represented by the Buyer Stock Certificates and approval of the Acquisition, (b) been provided with sufficient time to review such information, documentation and materials and discuss such information, documentation and materials with the Stockholder's legal, tax and other advisors and (c) reviewed such information, documentation and materials and discussed such information, documentation and materials with such Persons as deemed desirable or appropriate.
[SIGNATURE PAGES FOLLOW]
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

IN WITNESS WHEREOF, intending to be legally bound hereby, the Parties have caused this Agreement to be executed in their respective names by their duly authorized representatives as of the Effective Date.

MOLECULAR INSIGHT PHARMACEUTICALS, INC.
By:
[*]
Hereunto Duly Authorized

PROGENICS PHARMACEUTICALS, INC.
By:
[*]
Hereunto Duly Authorized

STOCKHOLDERS' REPRESENTATIVE Highland Capital Management, L.P.
By:
(name) (title)

STOCKHOLDER SIGNATURE PAGES FOLLOW

[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

[*]
By:

[*]
By:

[*]
By:

[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

[*]
By:

[*]
By:

[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

[*]

[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

[*]

[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

[*]

[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

[*]
By:

[*]
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

[*]

[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

[*]

[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

SCHEDULE A
STOCKHOLDERS
Name of Stockholder	Company Shares	Pro-Rata Share Percentage	Number of Shares of Buyer Common Stock to be Delivered as Part of Closing Stock Payment (including shares in the Escrow Stock Fund)	Number of Shares of the Closing Stock Payment to be Part of Escrow Stock Fund
[*]	26,666,666	9.333333%	426,180	46,667
[*]	28,165,213	9.857825%	450,129	49,289
[*]	53,475,603	18.716461%	854,633	93,582
[*]	43,752,766	15.313468%	699,245	76,567
[*]	1,600,000	0.560000%	25,571	2,800
[*]	133,333	0.046667%	2,131	233
[*]	51,650	0.018077%	825	91
[*]	55,227,401	19.329590%	882,630	96,648
[*]	153,554	0.053744%	2,454	269
[*]	63,154,773	22.10417%	1,009,322	110,521
[*]	13,333,327	4.666664	213,090	23,333
TOTAL	285,714,286	100.000000%	4,566,210	500,000

[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

SCHEDULE B
COMPANY NOTES
[*]
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

SCHEDULE C
COMPANY WARRANTS
Warrant Holder	Warrants for Shares of Series A Preferred Stock

[*]	233,000

[*]	246,000

[*]	688,000

[*]	563,000

[*]	680,000

[*]	622,000

[*]	117,000

[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

EXHIBIT A
AZEDRA PROGRAM PATENTS
[*]
[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1
EXHIBIT B
IMAGING (MIP-1404) PROGRAM PATENTS
[*]

[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

EXHIBIT C

THERAPEUTIC (MIP-1095) PROGRAM PATENTS

[*]

[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1
EXHIBIT D

RUBIN AND RUDMAN LLP OPINION LETTER

[*]

[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

EXHIBIT E
REGULATORY ASSETS
[*]

[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit 10.1

EXHIBIT F
[*]

[*] CONFIDENTIAL TREATMENT REQUESTED
CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION